                                                                     EXHIBIT 1.1



                        SUNTECH POWER HOLDINGS CO., LTD.

                      26,380,000 AMERICAN DEPOSITARY SHARES
                      EACH REPRESENTING ONE ORDINARY SHARE
                       PAR VALUE $0.01 PER ORDINARY SHARE


                             UNDERWRITING AGREEMENT


                                                            December [ ], 2005

CREDIT SUISSE FIRST BOSTON LLC
Eleven Madison Avenue
New York, NY 10010-3629
U.S.A.

and

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom


As Representatives of the several Underwriters named in Schedule B attached hereto



Dear Sirs:

         1. Introductory. Suntech Power Holdings Co., Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "COMPANY"), proposes to issue and sell to the underwriters named in Schedule B attached hereto (the "UNDERWRITERS") 20,000,000 American depositary shares ("ADSs"), each representing one ordinary share, par value $0.01 per share, of the Company (each an "ORDINARY SHARE"), and the shareholders listed in Schedule A attached hereto (the "SELLING SHAREHOLDERS") propose severally to sell to the Underwriters an aggregate of 6,380,000 ADSs (the aggregate of 26,380,000 ADSs to be sold by the Company and the Selling Shareholders being hereinafter referred to as the "FIRM ADSs"). The Company also proposes to sell to the Underwriters, at the option of Credit Suisse First Boston LLC and Morgan Stanley & Co. International Limited, as representatives of the Underwriters (the "REPRESENTATIVES"), an aggregate of not more than 2,820,655 additional ADSs, and one of the Selling Shareholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,136,345 additional ADSs, as set forth in Schedule A attached hereto (the aggregate of 3,957,000 additional ADSs sold by the Company and the Selling Shareholders being hereinafter referred to as the "OPTIONAL ADSs"). The Firm ADSs and the Optional ADSs are herein collectively called the "OFFERED ADSs". Unless the context otherwise requires, each reference to the Firm ADSs, the Optional ADSs or the Offered ADSs herein also includes the Ordinary Shares underlying such ADSs.

         The Offered ADSs will be evidenced by American depositary receipts ("ADRs") to be issued pursuant to the Deposit Agreement dated on or about December [ ], 2005 (the "DEPOSIT AGREEMENT")




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among the Company, The Bank of New York as depositary (the "DEPOSITARY"), and the holders and beneficial owners from time to time of the ADRs.

         As part of the offering contemplated by this Agreement, Credit Suisse First Boston LLC (the "DESIGNATED UNDERWRITER") has agreed to reserve out of the Firm ADSs purchased by it under this Agreement, up to [ ] shares, for sale to the Company's directors, officers, employees and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Firm ADSs to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "DIRECTED SECURITIES") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Securities not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

         It is understood that as part of the reorganization of the Company and its subsidiaries prior to the offering, the Company and/or its subsidiaries have completed a series of transactions (the "REORGANIZATION") as described in the Prospectus under the caption "Prospectus Summary--Corporate Structure", in the second paragraph under the captions "Summary Consolidated and Financial and Operating Data" and "Selected Consolidated and Financial and Operating Data," in the second paragraph under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview," and in the first paragraph under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations--Share-based Compensation Expenses," including, among other things, the entry into various agreements filed as
Exhibit 4.4, 4.5 and 4.6 to the Initial Registration Statement (as defined below) (each a "RELEVANT CONTRACT" and, collectively, the "RELEVANT CONTRACTS").

         The Company and the Selling Shareholders hereby agree with the several Underwriters as follows:

         2. Representations and Warranties of the Company and the Selling Shareholders.

                  (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

                           (i) A registration statement on Form F-1 (No.
                  333-129367), including a form of prospectus, relating to the registration of certain of the Ordinary Shares and the offering thereof in the form of the Offered ADSs, has been filed with the United States Securities and Exchange Commission (the "COMMISSION") and either (A) has been declared effective under the Securities Act of 1933, as amended (the "ACT"), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment; no stop order suspending the effectiveness of a Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either
                  (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to certain of the Ordinary Shares may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and such Ordinary Shares and the Offered ADSs all have been duly registered under the Act pursuant to the initial registration statement, the ADS Registration Statement (as defined below) and, if applicable, the additional registration statement or
                  (B) such an additional registration statement is proposed to be filed with the


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                                       3

                  Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and, upon such filing and the effectiveness of the ADS Registration Statement, such Ordinary Shares and the Offered ADSs will all have been duly registered under the Act pursuant to the initial registration statement, the ADS Registration Statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". If the Company has filed an abbreviated statement to register additional Ordinary Shares pursuant to Rule 464(b) (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include the Rule 462 Registration Statement. "REGISTRATION STATEMENT" without reference to a time means the Registration Statement as of its Effective Time. "REGISTRATION STATEMENT" as of any time means the initial registration statement and any additional registration statement in


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                                       4


                  the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. "STATUTORY PROSPECTUS" as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that the form of prospectus is filed with the Commission pursuant to Rule 424(b) ("RULE 424(b)") under the Act. "PROSPECTUS" means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered ADSs and otherwise satisfies Section 10(a) of the Act. "ISSUER FREE WRITING PROSPECTUS" means any "issuer free writing prospectus," as defined in Rule 433, relating to the Offered ADSs in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g). "GENERAL USE ISSUER FREE WRITING PROSPECTUS" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule D attached hereto. "LIMITED USE ISSUER FREE WRITING PROSPECTUS" means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as specified in Schedule E attached hereto. "APPLICABLE TIME" means the time of each sale of the ADSs to purchasers within the meaning of Rule 159 of the Act.

                           (ii) There are no other Issuer Free Writing
                  Prospectuses relating to the offering of the Offered ADSs except as set forth in Schedule D and Schedule E hereto. The Company has not provided, authorized or approved information for the preparation, publication or dissemination by a person unaffiliated with the Company or the Underwriters of any written offer considered to be a free writing prospectus prepared by or on behalf of the Company pursuant to Rule 433 of the Act.

                           (iii) A registration statement on Form F-6 (No.
                  333-129376) relating to the ADSs has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the ADS Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or threatened by the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the "ADS REGISTRATION STATEMENT"); the ADS Registration Statement complied or will comply, as of its effective date, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all material respects, with the Act and the Rules and Regulations thereunder, and did not or will not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


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                                       5


                           (iv) If the Effective Time of the Initial
                  Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations thereunder and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, and on the Closing Date (as defined in Section 3 hereof), each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations thereunder, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement, and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations thereunder, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriters through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in
                  Section 10(c) hereof.

                           (v) (A) At the time of filing the Registration
                  Statement and (B) at the date of this Agreement, the Company was not and is not an "ineligible issuer," as defined in Rule 405 of the Act.

                           (vi) As of the Applicable Time, neither (i) the
                  General Use Issuer Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus, all considered together (collectively, the "GENERAL DISCLOSURE PACKAGE"), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon written information furnished to the Company by any Underwriter through the



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                  Representatives specifically for use therein, it being
                  understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

                           (vii) Each General Use Issuer Free Writing Prospectus
                  and Limited Use Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of such Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(c) hereof.

                           (viii) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package as of the Applicable Time; and the Company is duly qualified to do business as a foreign corporation in good standing in each of the other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The Memorandum and Articles of Association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.


                           (ix) Each subsidiary of the Company has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package as of the Applicable Time; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in each of the other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital


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                  stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects; and none of the outstanding shares of capital stock or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any securityholder of such subsidiary. The Memorandum and Articles of Association or other constitutive or organizational documents of each of the subsidiaries comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

                           (x) The Company has authorized and outstanding
                  capital as set forth in the section of the General Disclosure Package as of the Applicable Time and the Registration Statement entitled "Capitalization" under the caption "Actual" as of the date specified therein and, upon (A) the automatic conversion of all of the Company's outstanding Series A preferred shares, par value $0.01 per share (the "SERIES A PREFERRED SHARES") as described in the General Disclosure Package as of the Applicable Time and the Registration Statement and (B) the issuance and sale of the Firm ADSs, the Company shall have an authorized and outstanding capital as set forth under the caption "Pro Forma".

                           (xi) All the outstanding share capital of the Company
                  have been duly authorized and issued and are fully paid and nonassessable; the Offered ADSs and the underlying Ordinary Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment heretofore pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Offered ADSs and the underlying Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at each Closing Date (as defined herein), the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered ADSs, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company; except as disclosed in the General Disclosure Package as of the Applicable Time and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares or the Offered ADSs under the laws of the Cayman Islands or the United States, as the case may be; the Ordinary Shares represented by the Offered ADSs may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Offered ADSs as contemplated by the Deposit Agreement.

                           (xii) The share capital of the Company and the
                  Offered ADSs, including the Ordinary Shares underlying the Offered ADSs, conforms in all material respects to the description thereof contained in the General Disclosure Package as of the Applicable Time and the Registration Statement, and the ADRs evidencing the Offered ADSs are in due and proper form and the holders of the ADRs will not be subject to personal liability by reason of being such holders.

                           (xiii) The Registration Statement, the General
                  Disclosure Package, the Prospectus and the ADS Registration Statement, and the filing of the Registration Statement, the General Disclosure Package as of the Applicable Time (to the extent such filing is required under Rule 433 of the Act), the Prospectus and the ADS Registration



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                                       8

                  Statement with the Commission, have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

                           (xiv) This Agreement has been duly authorized,
                  executed and delivered by the Company.

                           (xv) The Deposit Agreement has been duly authorized,
                  executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package as of the Applicable Time.

                           (xvi) Neither the Company nor any of its subsidiaries
                  is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under) (A) its Memorandum and Articles of Association or other organizational or constituent documents or business licenses, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness of the Company and its subsidiaries, or give the holder of any such indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness) or (C) any license, lease, contract or other agreement or instrument of the Company and its subsidiaries, taken as a whole, to which the Company or any subsidiary is a party or by which any of them or any of their properties may be bound or affected, except with respect to clause (B) and (C) only in this paragraph, such defaults which would have a material adverse effect on the condition (financial or other), business, properties, prospects or results of operations of the Company and its subsidiaries, taken as a whole ("MATERIAL ADVERSE EFFECT").

                           (xvii) The execution, delivery and performance of
                  this Agreement and the Deposit Agreement by the Company, the issuance and sale of the Offered ADSs by the Company, the deposit of the Ordinary Shares with the Depositary and the issuance of the ADRs evidencing the Offered ADSs, the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby and in the Deposit Agreement will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (A) the charter documents of the Company or any subsidiary, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness that is material to the Company and its subsidiaries, taken as a whole or (C) any license, lease, contract or other agreement or instrument that is material



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                                       9

                  to the Company and its subsidiaries, taken as a whole, to which the Company or any subsidiary is a party or by which any of them or any of their respective properties may be bound or affected, or (D) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any subsidiary, except for such breach or violation that would not individually or in the aggregate have a Material Adverse Effect.

                           (xviii) Except as disclosed in the General Disclosure
                  Package as of the Applicable Time and the Registration Statement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                           (xix) Except as disclosed in the General Disclosure
                  Package as of the Applicable Time and the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                           (xx) The Offered ADSs have been duly approved for
                  listing on the New York Stock Exchange, Inc. (the "NYSE"), subject to official notice of issuance.

                           (xxi) No consent, approval, authorization, or order
                  of, or filing or qualification with, any governmental agency or body or any court is required to be obtained or made by the Company for the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement or the Deposit Agreement in connection with the issuance and sale of the Offered ADSs, except such as have been obtained and made under the Act and such as may be required by the securities or blue sky laws of the various states of the United States and rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") in connection with the offer and sale of the Offered ADSs.

                           (xxii) The description of the Reorganization as set
                  forth in the General Disclosure Package as of the Applicable Time is true and correct in all material respects. Other than the Relevant Contracts, there are no other material agreements, contracts or other documents, including any government contracts, relating to the Reorganization that have been entered into by the Company or any of the subsidiaries in connection with the Reorganization which have not been previously provided or made available to the Underwriters, and, to the extent material to the Company, disclosed in the General Disclosure Package as of the Applicable Time. The Reorganization does not and will not (A) contravene or violate any provision of applicable law, statute, or ordinance or any judgment, order, rule, regulation or policies of any governmental agency, (B) contravene the Memorandum and Articles of Association or other organizational or constituent documents or business licenses of the Company or any of its subsidiaries, (C) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the



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                                       10

                  Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (D) result in the creation or imposition of any lien, charge, encumbrance or other restriction upon any properties or assets of the Company or any of its subsidiaries, except with respect to clause (A),
                  (C) and (D) only in this paragraph, such contravention, violation or encumbrance, as the case may be, which would have a Material Adverse Effect.

                           (xxiii) The board of directors of Power Solar System
                  Co., Ltd. ("SUNTECH BVI") have passed unanimous written resolutions approving the transfer of all issued and outstanding shares of Suntech BVI to the Company and the Sale and Purchase Agreement (filed as Exhibit 4.5 to the Registration Statement) became effective on and was executed by all shareholders of Suntech BVI on August 29, 2005 (the "SHARE EXCHANGE"). Such resolutions and such Sale and Purchase Agreement have not been amended or modified, are in full force and effect as adopted or as executed (as the case may be), and are the only resolutions passed by the directors of Suntech BVI and the only agreement entered into among the shareholders of Suntech BVI, respectively, in connection with the Share Exchange.

                           (xxiv) All consents, approvals, authorizations,
                  orders, registrations and qualifications required of any government in connection with the Reorganization have been duly made or obtained in writing and remain in full force and effect, and no such consent, approval, authorization, order, registration or qualification is subject to any condition precedent to be fulfilled prior to the date hereof which has not been fulfilled or performed, except for such consents, approvals, authorizations, orders, registrations and qualifications the failure of which to make or obtain would not have a Material Adverse Effect.

                           (xxv) Each of the Relevant Contracts has been duly
                  authorized, executed and delivered by the parties thereto and constitutes a legal, valid and binding agreement, enforceable by the parties thereto in accordance with its terms.

                           (xxvi) There are no legal or governmental
                  proceedings, inquiries or investigations pending against the Company or any of its subsidiaries in any jurisdiction challenging the effectiveness or validity of the Reorganization, and no such proceedings, inquiries or investigations are, to the knowledge of the Company after due inquiry, threatened or contemplated in any jurisdiction.

                           (xxvii) Except as disclosed in the General Disclosure
                  Package as of the Applicable Time and the Registration Statement, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered ADSs may be paid by the Company to the holder thereof in United States dollars and may be freely transferred out of the Cayman Islands and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority



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                                       11

                  thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

                           (xxviii) The Company and its subsidiaries have good
                  and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects of title that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                           (xxix) Each of the Company and its subsidiaries (A)
                  possesses adequate certificates, authorizations, permits, consents and approvals obtained from appropriate governmental agencies or bodies ("GOVERNMENTAL LICENSES"), and (B) has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, necessary to conduct the business now operated by it ("NECESSARY FILINGS") and (C) has not received any notice of proceedings relating to the revocation or modification of any such Governmental License, except where the failure to possess such Governmental Licenses, or the failure to make such Necessary Filings, would not, individually or in the aggregate, result in a Material Adverse Effect; provided further that all of the Governmental Licenses and Necessary Filings are valid and in full force and effect, and none of the Governmental Licenses contains any materially burdensome restrictions or conditions.

                           (xxx) There are no material relationships or
                  transactions between the Company or any of its subsidiaries on one hand and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand that are not disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement.

                           (xxxi) No labor dispute with the employees of the
                  Company or any subsidiary exists or, to the knowledge of the Company, is imminent that may have a Material Adverse Effect.

                           (xxxii) The Company and its subsidiaries own, possess
                  or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; to the best of the Company's knowledge (A) there are no third parties who have or will be able to establish rights to any such Intellectual Property Rights, except for the ownership rights of the owners of the Intellectual Property Rights licensed to the Company; (B) there is no infringement by third parties of any Intellectual Property Rights owned by the Company; (C) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property Right; (D) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity




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                             Underwriting Agreement
                  or scope of any Intellectual Property Rights, (E) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and (F) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property Rights, and with respect to (C), (D) and (F) above, the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim.

                           (xxxiii) Each of the Company and its subsidiaries (A)
                  is in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                           (xxxiv) There are no pending actions, suits or
                  proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the sale of the Offered ADSs; and no such actions, suits or proceedings are, to the knowledge of the Company after due inquiry, threatened or contemplated.

                           (xxxv) Deloitte Touche Tohmatsu CPA Ltd., who have
                  certified the financial statements filed with the Commission as part of the General Disclosure Package as of the Applicable Time and the Registration Statement, are independent public accountants as required by the Act.

                           (xxxvi) The financial statements included in the
                  General Disclosure Package as of the Applicable Time and each Registration Statement present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the General Disclosure Package as of the Applicable Time and each Registration Statement provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those



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                             Underwriting Agreement

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                                       13


                  adjustments to the corresponding historical financial statement amounts; the other financial and statistical data set forth in the General Disclosure Package as of the Applicable Time and the Registration Statement are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements or schedules (historical or pro forma) that are required to be included in and the General Disclosure Package as of the Applicable Time and the Registration Statement that are not included as required; and the Company and the subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement.

                           (xxxvii) Except as disclosed in the General
                  Disclosure Package as of the Applicable Time, since the date of the latest audited financial statements included in the General Disclosure Package as of the Applicable Time there has not been (A) any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, (B) any transaction which is material to the Company and its subsidiaries taken as a whole, (C) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and the subsidiaries taken as a whole, (D) any change in the share capital of the Company or any subsidiary, (E) any material change in outstanding indebtedness of the Company or any subsidiary, or (F) any dividend or distribution of any kind declared, paid or made on the share capital of the Company.

                           (xxxviii) The Company is not and, after giving effect
                  to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                           (xxxix) The Company does not expect to be a Passive
                  Foreign Investment Company ("PFIC") within the meaning of
                  Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending December 31, 2005, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

                           (xl) Neither the Company nor any of its subsidiaries
                  does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered ADSs it commences doing such business. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC").

                           (xli) All tax returns required to be filed by the
                  Company and each subsidiary have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties



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                             Underwriting Agreement
                  applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided; all local and national PRC governmental tax waivers and other local and national PRC tax relief, concession and preferential treatment claimed or obtained by the Company are valid, binding and enforceable.

                           (xlii) Each of the Company and its subsidiaries
                  maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate and as previously disclosed to the Underwriters; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice in the PRC to protect the Company and its subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at each Closing Date (as hereinafter defined).

                           (xliii) Each of the Company and the subsidiaries
                  maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; since the date of the latest audited financial statements included in the General Disclosure Package as of the Applicable Time and the Registration Statement, there has been (X) no material weakness in the Company's internal control over financial reporting (whether or not remedied) and
                  (Y) no change in the Company's internal control over financial reporting that has resulted in a Material Adverse Affect or is reasonably likely to result in a Material Adverse Affect, including any corrective actions with regard to significant deficiencies and material weaknesses.

                           (xliv) Any statistical and market-related data
                  included in the General Disclosure Package as of the Applicable Time and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

                           (xlv) Neither the Company nor any subsidiary nor any
                  of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the United States Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or the Offered ADSs.

                           (xlvi) The Company is a "foreign private issuer"
                  within the meaning of Rule 405 under the Act.

                           (xlvii) Except as disclosed in the General Disclosure
                  Package as of the Applicable Time and the Registration Statement, under the laws and regulations of each



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                                       15

                  of the PRC and the Cayman Islands, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares represented by the Offered ADSs by the Company, the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters, (B) the purchase from the Company and the initial sale and delivery by the Underwriters of the Offered ADSs to purchasers thereof, (C) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the offered ADSs, or (D) the execution and delivery of this Agreement or the Deposit Agreement.

                           (xlviii) The choice of laws of the State of New York
                  as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 20 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a "NEW YORK COURT"), and the Company has the power to designate, appoint and authorize, and pursuant to Section 20 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 20 hereof;

                           (xlix) Neither the Company, or any subsidiary nor any
                  of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 20 of this Agreement;

                           (l) Any final judgment for a fixed sum of money
                  rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of



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
                  obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement, the Deposit Agreement, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

                           (li) Neither the Company nor, to the Company's
                  knowledge after due inquiry, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has, directly or indirectly, (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated any provision of the United States Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                           (lii) There are no contracts or documents that are
                  required to be described in the Registration Statement, the ADS Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

                           (liii) The section entitled "Management's Discussion
                  and Analysis of Financial Condition and Results of Operations" in the General Disclosure Package as of the Applicable Time accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and that require management's most difficult, subjective or complex judgments ("CRITICAL ACCOUNTING POLICIES"); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

                           (liv) The Company's management have reviewed and
                  agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the General Disclosure Package as of the Applicable Time, and have consulted with its legal advisers and independent accountants with regards to such disclosure.

                           (lv) The General Disclosure Package as of the
                  Applicable Time fairly and accurately describes (A) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would be materially affect its liquidity and are reasonably likely to occur; and (B) neither the Company nor any subsidiary is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any subsidiary, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet


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                             Underwriting Agreement
                  transactions or arrangements. As used herein, the phrase "reasonably likely" refers to a disclosure threshold lower than "more likely than not".

                           (lvi) The Company is in compliance in all material
                  respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the "SARBANES-OXLEY ACT") and the corporate governance rules of the NYSE pertaining to foreign private issuers listing on the NYSE.

                           (lvii) The statements set forth in the General
                  Disclosure Package as of the Applicable Time under the captions "Description of Share Capital" and "Description of American Depositary Receipts," insofar as they purport to constitute a summary of the terms of the Ordinary Shares and the ADSs, respectively, and under the captions "Taxation," "Underwriting," "Enforceability of Civil Liabilities" and "Chinese Government Regulations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

                           (lviii) Except as disclosed in the General Disclosure
                  Package as of the Applicable Time and the Registration Statement, no governmental approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to holders of Ordinary Shares, including the Depositary and holders of ADSs, or for the conversion by the Depositary of any dividends paid in U.S. dollars or the repatriation thereof out of the Cayman Islands and no other withholding or other taxes under the laws and regulations of the Cayman Islands will be imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of its shares capital.

                           (lix) The General Disclosure Package as of the
                  Applicable Time and the Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the General Disclosure Package as of the Applicable Time or the Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Securities are offered outside the United States.

                           (lx) The Company has not offered, or caused the
                  Underwriters to offer, any Offered ADS to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  (b) Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters that:



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                             Underwriting Agreement

                           (i) Such Selling Shareholder has and at each Closing
                  Date (as hereinafter defined), will have (A) good and marketable title to the Ordinary Shares underlying the Firm ADSs and the Optional ADSs to be delivered by such Selling Shareholders, free and clear of any liens, encumbrances, equities and claims and (B) full right, power and authority to effect the sale and delivery of such Firm ADSs and Optional ADSs.

                           (ii) Upon payment for the Offered ADSs sold by such
                  Selling Shareholder under this Agreement and the delivery by such Selling Shareholder to DTC or its agent of the ADSs in book entry form to a securities account maintained by the Representatives at the DTC or its nominee, and payment therefor in accordance with this Agreement, the Underwriters' will acquire a securities entitlement (within the meaning of Section 8-501 of the UCC) with respect to such Offered ADSs, and no action based on an "adverse claim" (as defined in UCC
                  Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.

                           (iii) If the Effective Time of the Initial
                  Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the statements in the Initial Registration Statement under "Principal and Selling Shareholders" relating to such Selling Shareholder did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), the statements in the Registration Statement under "Principal and Selling Shareholders" relating to such Selling Shareholder did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make such statements therein not misleading, and (C) on the date of this Agreement, the statements in the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement under "Principal and Selling Shareholders" applicable to such Selling Shareholder, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included and on the Closing Date, the statements in each of the Registration Statement and the Prospectus under "Principal and Selling Shareholders" applicable to such Selling Shareholder, do not include, or will not include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, on the Effective Date of the Initial Registration Statement, the statements in each of the Initial Registration Statement and the Prospectus under "Principal and Selling Shareholders" relating to such Selling Shareholder do not include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (iv) As of the Applicable Time, neither (i) the
                  statements in the General Disclosure Package under "Principal and Selling Shareholders" relating to such Selling Shareholder, nor (ii) the statements in any individual Limited Use Issuer Free Writing Prospectus under "Principal and Selling Shareholders" relating to such Selling


                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement

                  Shareholder, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (v) Such Selling Shareholder has full right, power
                  and authority to execute and deliver this Agreement and the power of attorney and Custody Agreement (the "CUSTODY AGREEMENT") in connection with the offer and sale of the Offered ADSs contemplated herein and to perform its obligations under such agreements. The execution and delivery of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act or by the securities or Blue Sky laws of the various states of the United States) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Shareholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                           (vi) Each of this Agreement and the power of attorney
                  and Custody Agreement in connection with the offer and sale of the Offered ADSs contemplated herein has been duly authorized, executed and delivered by such Selling Shareholder.

                           (vii) The Ordinary Shares represented by the Offered
                  ADSs to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the Custodian as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing ADSs representing such Ordinary Shares so deposited by such Selling Shareholder.

                           (viii) Except as disclosed in the General Disclosure
                  Package as of the Applicable Time and the Registration Statement, the Firms ADSs and the Optional ADSs, as well as the Ordinary Shares underlying such ADSs, delivered at each Closing Date by such Selling Shareholder will be freely transferable by such Selling Shareholder.

                           (ix) The execution, delivery and performance of this
                  Agreement, the deposit of Ordinary Shares with the Depositary and the consummation of the transactions herein contemplated by such Selling Shareholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, or any agreement or instrument to which such Selling Shareholder is a party or by which the such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, or if the Selling Shareholder is a corporate entity, the charter or by-laws of such Selling Shareholder.



                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement

                           (x) Except as disclosed in the General Disclosure
                  Package as of the Applicable Time and the Registration Statement, such Selling Shareholder has not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or the Offered ADSs.

                           (xi) Such Selling Shareholder has no affiliations or
                  associations with any member of the NASD.

                           (xii) There are no contracts, agreements or
                  understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                           (xiii) Except as disclosed in the General Disclosure
                  Package as of the Applicable Time and the Registration Statement, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in connection with (A) the sale and delivery of the Ordinary Shares represented by the Offered ADSs by such Selling Shareholder, the issuance of such Offered ADSs by the Depositary, and the delivery of such Offered ADSs to or for the account of the Underwriters, (B) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Offered ADSs to purchasers thereof, (C) the deposit by such Selling Shareholder of the Ordinary Shares with the Depositary and the Custodian and the issuance and delivery of the ADRs evidencing the Offered ADSs, or (E) the execution and delivery of this Agreement.

                  (c) Dr. Zhengrong Shi represents and warrants to, and agrees with the several Underwriters that:

                           (i) If the Effective Time of the Initial Registration
                  Statement is prior to the execution and delivery of this
                  Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), the Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement does not, or will not include and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement does not, or will not include, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included and on the Closing Date, neither the Registration Statement nor the Prospectus includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration


                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement

                  Statement, neither the Initial Registration Statement nor the Prospectus includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding two sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(c) hereof.

                           (ii) There are no other Issuer Free Writing
                  Prospectuses relating to the offering of the Offered ADSs except as set forth in Schedule D and Schedule E hereto.

                           (iii) As of the Applicable Time, neither (i) the
                  General Disclosure Package, nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(c) hereof.

         3. Purchase, Sale and Delivery of Offered ADSs. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Shareholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of $[ ] per ADS, that number of Firm ADSs (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying 20,000,000 Firm ADSs in the case of the Company and the number of Firm ADSs set forth opposite the name of such Selling Shareholder in Schedule A attached hereto, in the case of a Selling Shareholder, in each case by a fraction the numerator of which is the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule B attached hereto and the denominator of which is the total number of Firm ADSs.

         The Firm ADSs will be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives for the accounts of the Underwriters through the facilities of The Depositary Trust Company (the "DTC") against payment of the purchase price in Federal Funds wire transfer, at 10:00 A.M., New York time, on December [ ], 2005, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered ADSs sold pursuant to the offering.

         In addition, upon written notice from the Representatives given to the Company and one of the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional ADSs at the purchase price per ADS to be paid for the Firm ADSs. The Company and one of the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional ADSs, which is 2,820,655 in the case of the Company and the number of shares set forth opposite the name of such Selling Shareholders in Schedule A



                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement
attached hereto under the caption "Number of Optional ADSs to be Sold" in the case of the Selling Shareholder. Such Optional ADSs shall be purchased from the Company and such Selling Shareholder for the account of each Underwriter in the same proportion as the number of Firm ADSs set forth opposite such Underwriter's name bears to the total number of Firm ADSs (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm ADSs. No Optional ADSs shall be sold or delivered unless the Firm ADSs previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional ADSs or any portion thereof may be exercised from time to time and to the extent not previously exercised, may be surrendered and terminated at any time upon notice by the Representatives to the Company and such Selling Shareholder.

         Each time for the delivery of and payment for the Optional ADSs, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional ADSs is given. The Optional ADSs being purchased on each Optional Closing Date will be delivered by or on behalf of the Company and one of the Selling Shareholders to the Representatives for the accounts of the several Underwriters through the facilities of DTC against payment of the purchase price therefor in Federal Funds wire transfer.

         As compensation for the Underwriters' commitments, the Company and each Selling Shareholder, severally and not jointly, will pay to the Representatives for the Underwriters' proportionate accounts the sum of $[ o ] per ADS times the total number of Offered ADSs purchased by the Underwriters from the Company and such Selling Shareholder on each Closing Date. The Company may, at its sole discretion, pay an additional incentive fee of up to 0.5% of the aggregate proceeds of the Offered ADSs (including the Optional ADSs) to the Representatives. The Underwriters shall deduct, net of the amount payable to the Company pursuant to Section 8 hereof, any fees, commission and incentive fee (if any) as described in this Section 3 from the aggregate proceeds of the Offered ADSs.

         Deliveries of the documents described in Section 9 hereof with respect to the purchase of Offered ADSs shall be made at the offices of Shearman & Sterling LLP, 12/F, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong, at 9:00 A.M., New York time, on the Closing Date of the purchase of the Firm ADSs or the Optional ADSs, as the case may be.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered ADSs for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

                  (a) The Company has filed or will file a Statutory Prospectus pursuant to and in accordance with Rule 424(b)(1) (or, if applicable and consented to by the Representatives, subparagraph (4)) not later than the second business day following the earlier of the date it is first used after effectiveness or the date of this Agreement. The Company has complied and will comply with Rule 433 of the Act with respect to each Issuer Free Writing Prospectus.

                  (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the


                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement

         Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

         The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered ADSs under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

                  (c) The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any), any Statutory Prospectus or the ADS Registration Statement and will not effect such amendment or supplementation without the Representatives' consent; and the Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement, any Statutory Prospectus or the ADS Registration Statement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the ADS Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (d) The Company agrees to make available to the Underwriters, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the General Disclosure Package as of the Applicable Time (or of the Statutory Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act.

                  (e) If, at any time when a prospectus relating to the Offered ADSs is required to be delivered under the Act (or but for the exemption in Rule 172 would be required to be delivered) in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 9 of this Agreement.

                  (f) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its shareholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration


                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement

         Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

                  (g) The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus and, so long as a prospectus relating to the Offered ADSs is required to be delivered under the Act in connection with sales by any Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act), the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (h) The Company will arrange, in cooperation with the Representatives, for the qualification of the Offered ADSs for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will continue such qualifications in effect so long as may be necessary to complete the distribution of the Offered ADSs which period shall in no event extend for more than one year from the later of the effective date of the Registration Statement and any Registration Statement filed pursuant to Rule 462(b); provided that the Company shall not be obligated to file any general consent to service of process (except service of process with respect to the offering and sale of the Offered ADSs) or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject; and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (i) The Company will file promptly all documents required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered ADSs (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act) and to provide the Representatives with a copy of such reports and statements and other documents to be filed by the Company pursuant to
         Section 13 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify the Representatives of such filing.

                  (j) The Company will furnish to its shareholders and the Representatives as soon as practicable an earnings statement covering the twelve-month period ending December 31, 2006 that satisfies the provisions of Section 11(a) of the Act and the Rules and Regulations thereunder.

                  (k) The Company will furnish to the Representatives within a reasonable time for a period of one year from the date of this Agreement (1) copies of any reports, statements, or other communications which the Company shall send to its shareholders or shall from time to time



                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement
         publish or publicly disseminate, (2) copies of all annual, quarterly and current reports filed with the Commission on Forms 20-F and 6-K, or such other similar forms as may be designated by the Commission and (3) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and
         (4) such other public information as the Representatives may reasonably request regarding the Company or any subsidiary.

                  (l) The Company will furnish to the Representatives as early as practicable prior to each Closing Date, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and its subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 9(a) hereof.

                  (m) The Company will apply the net proceeds from the sale of the Offered ADSs in the manner set forth under the caption "Use of Proceeds" in the General Disclosure Package as of the Applicable Time; the Company will not use, and will cause its subsidiaries not to use, the proceeds from the sale of any ADSs, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the ADSs, by virtue of their purchasing or holding any Ordinary Shares or ADSs, to be in violation of the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or in connection with business, operations or contracts with the Governments or with any person or entity of the Balkans, Burma (Myanmar), Cuba, Iraq, Iran, Libya, Liberia, North Korea, Sudan, Zimbabwe or any person or entity that is subject to sanctions under any program administered by the Office of Foreign Assets Control of the United States Treasury Department.

                  (n) For the period specified below (the "LOCK-UP PERIOD"), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or enter into a transaction which would have the same effect or (ii) enter into any swap, hedge, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such aforementioned transaction is to be settled by delivery of Ordinary Shares, ADSs, or such other securities, in cash or otherwise or (iii) file with the Commission a registration statement under the Act relating to, any additional Ordinary Shares or ADSs or securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or (iv) publicly disclose the intention to make any such offer, sale, pledge, or disposition, or enter into any such transaction, swap, hedge, or other arrangements, or file any registration statement covering such Ordinary Shares or ADSs, without, in each case as mentioned in (i), (ii), (iii) and (iv) above, the prior written consent of the Representatives, except grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Ordinary Shares or ADSs pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or the automatic conversion of the Series A Preferred Shares upon the consummation of a qualified initial public offering. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration



                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement
         of the initial Lock-Up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-up Period.

                  (o) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered ADSs by the Company and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

                  (p) The Company will use its best efforts to effect and maintain the listing of the Offered ADSs on the NYSE.

                  (q) The Company agrees not to (and to use its best efforts to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

                  (r) The Company agrees (i) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered ADSs, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

                  (s) Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the "LICENSE"); provided, however, that the License is granted without any fee and may not be assigned or transferred to any person other than affiliates of such Underwriter.

                  (t) The Company will use its best efforts to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply in with the Sarbanes-Oxley Act.

                  (u) The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or


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                             Underwriting Agreement

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                                       27

         duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

                  (v) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Securities are offered in connection with the Directed Share Program.

                  (w) The Company will not directly or indirectly use the proceeds of the Offered ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.


         6. Certain Agreements of the Selling Shareholders. Each Selling Shareholder agrees with the several Underwriters that:

                  (a) such Selling Shareholder, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Offered ADSs to the Underwriters, (ii) the fees and disbursements of their respective counsel and accountants, except for the fees and expenses, if any, incurred by Latham & Watkins LLP on behalf of the Selling Shareholders which will be borne by the Company and (iii) any fees and expenses of the Custodian and the Depositary in connection with the sale by the Selling Shareholders of the Offered ADSs.

                  (b) such Selling Shareholder, severally and not jointly, will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered ADSs by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by each Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder or the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, a Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

                  (c) such Selling Shareholder agrees during the Lock-Up Period not to (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, pledge or otherwise dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or enter into a transaction which would have the same effect or
         (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such aforementioned transaction is to be settled by delivery of Ordinary Shares, ADSs, or such other securities, in cash or otherwise or (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case as mentioned in (i), (ii) and (iii) above, the prior written consent of the Representatives, except (A) the Ordinary Shares in the form of ADSs to be


                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement

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                                       28

         sold by the Selling Shareholder hereunder or (B) the automatic conversion of the Series A Preferred Shares upon the consummation of a qualified initial public offering.

                  The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-up Period, the company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

         7. Free Writing Prospectuses. (a) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives] it has not made and will not make any offer relating to the Offered ADSs that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

         (b) The Company agrees not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

         8. Certain Agreements of the Underwriters. The Representatives and the several Underwriters agree that the Underwriters will reimburse the Company, for up to US$2 million, for its costs and expenses incidental to the performance of its obligations under this Agreement, including but not limited to those in connection with (i) the preparation and filing of the Registration Statement, the General Disclosure Package, the Prospectus, the ADS Registration Statement, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers, (ii) the printing and delivery of the Statutory Prospectus requested by potential investors pursuant to Rule 433 of the Act, (iii) listing of the Offered ADSs on any securities exchange or qualification of the Offered ADSs for listing on the NYSE and any registration thereof under the Exchange Act, (iv) for any travel expenses of the Company's and the Underwriters' officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered ADSs, including the cost of any aircraft chartered in connection with attending or hosting such meetings, and (v) the fees and disbursements of Deloitte Touche Tohmatsu CPA Ltd. (including fees and disbursements relating to the preparation and audit of the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus and the provision of the comfort letters to be given to the Underwriters pursuant to this Agreement), the Company's legal counsels and other professional advisers. Notwithstanding the




                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement
foregoing, if (1) the offering contemplated in this Agreement is not completed by June 11, 2006 or has been postponed indefinitely by the Company despite one or both of the Representatives being willing to proceed with the offering or (2) the Offered ADSs are not delivered for any reason other than the termination of this Agreement pursuant to Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, then the Company shall reimburse the Underwriters for all of their reasonable expenses in connection therewith, including the fees and disbursements of their legal counsels.

         9. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm ADSs on the First Closing Date and the Optional ADSs to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

                  (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective
         Time), of Deloitte Touche Tohmatsu CPA Ltd. confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect set forth in Exhibit B attached hereto.

                  (b) If the Effective Time of the Initial Registration Statement and the ADS Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representatives. If the Effective Time of the Additional Registration Statement (if any) and the ADS Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. If the Effective Time of the Initial Registration Statement and the ADS Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
         Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representatives, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered ADSs.



                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement

                  (d) The Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, United States counsel for the Company, addressed to the Underwriters, to the effect set forth in Exhibit C attached hereto.

                  (e) The Representatives shall have received an opinion, dated such Closing Date, of Maples and Calder, Cayman Islands counsel for the Company, addressed to the Underwriters, to the effect set forth in Exhibit D attached hereto.

                  (f) The Representatives shall have received an opinion, dated such Closing Date, of Maples and Calder, BVI counsel for the Company, addressed to the Underwriters, to the effect set forth in Exhibit E attached hereto.

                  (g) The Representatives shall have received an opinion, dated such Closing Date, of Grandall Legal Group (Shanghai), PRC counsel for the Company, addressed to the Underwriters, to the effect set forth in Exhibit F attached hereto.

                  (h) The Representatives shall have received an opinion, dated such Closing Date of Latham & Watkins LLP, United States counsel for the Selling Shareholders, addressed to the Underwriters, to the effect set forth in Exhibit G attached hereto.

                  (i) The Representatives shall have received an opinion, dated such Closing Date, of Minter Ellison, Australian counsel for the Company, addressed to the Underwriters, to the effect set forth in Exhibit H hereto.

                  (j) The Representatives shall have received (1) on or prior to the date hereof, the opinion contemplated in the power of attorney executed and delivered by Prax Capital Fund 1, LP and (2) an opinion, dated such Closing Date, of Latham & Watkins LLP, Delaware counsel for such Selling Shareholder, to the effect set forth in Exhibit I attached hereto.

                  (k) The Representatives shall have received (1) on or prior to the date hereof, the opinion contemplated in the power of attorney executed and delivered by each of D&M Technologies, Million Power Finance Ltd., Win Mark Finance Limited, DragonTech Energy Investment Limited, Bestmanage Consultants Ltd., Financiere 1 Ltd. and Financiere 2 Ltd., and (2) an opinion, dated such Closing Date, of Maples and Calder, BVI counsel for such Selling Shareholders, to the effect set forth in Exhibit J attached hereto.

                  (l) The Representatives shall have received (1) on or prior to the date hereof, the opinion contemplated in the power of attorney executed and delivered by Financiere Natexis Singapore 3 Pte, Ltd. and
         (2) an opinion, dated such Closing Date, of Baker & McKenzie -Wong & Leow, Singapore counsel for such Selling Shareholder, to the effect set forth in Exhibit K attached hereto.

                  (m) The Representatives shall have received (1) on or prior to the date hereof, the opinion contemplated in the power of attorney executed and delivered by Actis China Investment Holdings No. 4 Ltd. and (2) an opinion, dated such Closing Date, of Muhammed R C Uteem, Mauritius counsel for such Selling Shareholder, to the effect set forth in Exhibit L attached hereto.


                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement

                  (n) The Representatives shall have received (1) on or prior to the date hereof, the opinion contemplated in the power of attorney executed and delivered by Xianfeng Yin and (2) an opinion, dated such Closing Date, of Bell Gully, New Zealand counsel for such Selling Shareholders, to the effect set forth in Exhibit M attached hereto.

                  (o) The Representatives shall have received from Shearman & Sterling LLP, United States counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Sterling & Sterling LLP may rely as to all matters governed by Cayman Islands law upon the opinion of Maples & Calder referred to in Section 9(e) above, all matters governed by BVI law upon the opinion of Maples and Calder referred to in Section 9(f) above, and all matters governed by PRC law upon the opinion of Grandall Legal Group (Shanghai) in Section 9(g) above and the opinion of Haiwen & Partners referred to in Section 9(p) below.

                  (p) The Representatives shall have received from Haiwen & Partners, PRC counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (q) The Representatives shall have received from Emmet, Marvin & Martin LLP, United States counsel for the Depositary, such opinion or opinions, dated such Closing Date, to the effect set forth in Exhibit N attached hereto.

                  (r) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement or ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package as of the Applicable Time and the Registration Statement, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package as of the Applicable Time, the Registration Statement or as described in such certificate.

                  (s) The Representatives shall have received a letter, dated the Applicable Time and such Closing Date, of Deloitte Touche Tohmatsu CPA Ltd. which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.




                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement

                  (t) On or prior to the date of this Agreement, the Representatives shall have received the Lock-up Agreements, in the form as set forth as Exhibit A attached hereto, from each of the Selling Shareholders, the Company's directors and executive officers, as well as certain of the Company's other existing shareholders named in Schedule C hereto.

                  (u) No Issuer Free Writing Prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

                  (v) Between the time of execution of this Agreement and such Closing Date, no material adverse change or any development involving a prospective material adverse change in the earnings, business, properties, management, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, shall occur or become known.

                  (w) The Offered ADSs shall have been approved for listing on the NYSE, subject only to notice of issuance.

                  (x) The Company and the Depositary shall have executed and delivered the Deposit Agreement, in form and substance satisfactory to the Underwriters, and the Deposit Agreement shall be in full force and effect.

                  (y) The Depositary shall have delivered to the Company at such Closing Date certificates satisfactory to the Underwriters evidencing the deposit with the Depositary or its nominee of the Ordinary Shares being so deposited against issuance of ADRs evidencing the Offered ADSs to be delivered by the Company and the Selling Shareholders at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered ADSs pursuant to the Deposit Agreement.

                  (z) On or prior to the Closing Date, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (aa) The Company shall have complied with the provisions of
         Section 5(c) hereof with respect to the furnishing of prospectuses to the Underwriters.

         The Selling Shareholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         The several obligations of the Underwriters to purchase Optional ADSs hereunder are subject to the delivery to the Representatives on the applicable Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Optional ADSs to be sold on such Closing Date and other matters related to the issuance of such Optional ADSs.

         10. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, partners, members, directors, officers and each person, if any, who controls



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                             Underwriting Agreement
such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADS Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
(c) below.

         The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the "DESIGNATED Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

                  (b) The Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its affiliates, partners, members, directors, officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADS Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged



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                             Underwriting Agreement
         omission from any of such documents based upon written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that a Selling Shareholder, with the exception of Dr. Zhengrong Shi, will only be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents based upon written information furnished to the Company by such Selling Shareholder; and provided further that the liability of each indemnifying Selling Shareholder, including Dr. Zhengrong Shi, pursuant to this subsection shall not exceed the product of the number of shares of Offered ADSs sold by such indemnifying Selling Shareholder and the price per share of Offered ADSs set forth in Section 4 hereof.

                  (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made based upon written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Registration Statement, any Issuer Free Writing Prospectus and the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance information appearing in the third paragraph (other than the second sentence of that paragraph) under the caption "Underwriting" and in the [o] paragraph in the Pricing Sheet (as defined in Schedule D hereto), and (ii) the information contained in the ninth, seventeenth, eighteenth (other than the second sentence in that paragraph) and twenty-second paragraphs under the caption "Underwriting".

                  (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with



                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement
         counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection
         (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Shareholders' obligations in this subsection (e) to contribute are several in proportion to the respective number of Offered ADSs being offered by each of them and not joint.


                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement

                  (f) The obligations of (i) the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; provided that the liability of each Selling Shareholder shall not exceed the product of the number of shares of Offered ADSs sold by such Selling Shareholder and the price per share of Offered ADSs set forth in Section 4 hereof; and (ii) the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         11. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) there shall have been any change in United States, PRC, the United Kingdom, Cayman Islands or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered ADSs, whether in the primary market or in respect of dealings in the secondary market, (b) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the London Stock Exchange, or there shall be any setting of minimum prices for trading on such exchanges, (c) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (d) a material disruption in securities settlement, payment or clearance services in the United States or the Cayman Islands shall have occurred, (e) any moratorium on commercial banking activities shall have been declared by the United States Federal or New York State authorities, or any PRC, the United Kingdom or Cayman Islands authorities or (f) there shall have occurred any attack, outbreak or escalation of hostilities, or any act of terrorism or declaration of war involving the United States, the PRC or the Cayman Islands, or any other national or international calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (f), makes it, in the Representatives' judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered ADSs on the terms and in the manner contemplated in the Prospectus.

         12. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered ADSs hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered ADSs that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered ADSs that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered ADSs by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered ADSs that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered ADSs with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered ADSs that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Offered ADSs by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 13 (provided that if such default occurs with


                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement
respect to Optional ADSs after the First Closing Date, this Agreement will not terminate as to the Firm ADSs or any Optional ADSs purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         13. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Shareholders, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Company, any Selling Shareholder, any Underwriter or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered ADSs. If this Agreement is terminated pursuant to Section 11 or if for any reason the purchase of the Offered ADSs by the Underwriters is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Shareholders, and the Underwriters pursuant to Section 10 shall remain in effect, and if any Offered ADSs have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered ADSs by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 11 or the occurrence of any event specified in Section 10, the Company and the Selling Shareholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered ADSs.

         14. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, U.S.A. Attention: Legal Compliance Department -- Investment Banking Division, and Morgan Stanley & Co. International Limited, 25 Cabot Square, Canary Wharf, London, E14 4QA, England, Attention: [ o ], Legal Department, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Suntech Power Holdings Co., Ltd., at 17-6 Changjiang South Road, New District, Wuxi, Jiangsu Province 214028, People's Republic of China, Attention: Dr. Zhengrong Shi, or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or telegraphed and confirmed to Dr. Zhengrong Shi or Ms. Amy Yi Zhang at Suntech Power Holdings Co., Ltd., at 17-6 Changjiang South Road, New District, Wuxi, Jiangsu Province 214028, People's Republic of China; provided, however, that any notice to an Underwriter pursuant to Section 10 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder.

         16. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives, jointly or by individually, will be binding upon all the Underwriters.


                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement

         17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         18. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered ADSs, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Prospectus, the conduct of the offering, and the purchase and sale of the Offered ADSs.

         19. Absence of Fiduciary Relationship. Each of the Company and the Selling Shareholders acknowledges and agrees that:

                  (a) the Representatives have been retained solely to act as underwriters in connection with the sale of the Offered ADSs and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or is advising Company or the Selling Shareholders on other matters;

                  (b) the price of the Offered ADSs set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives, and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

                  (c) the Company and the Selling Shareholders have been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

                  (d) the Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

         20. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company and each Selling Shareholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Selling Shareholder irrevocably appoint CT Corporation System, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Selling Shareholder by the person serving the same to the address provided in Section 13, shall be deemed in every respect effective service of process upon the Company or the Selling Shareholder



                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement
in any such suit or proceeding. The Company and each Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

         The obligation of the Company or any Selling Shareholder in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

         21. Foreign Taxes. All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter's or controlling person's being connected with the Cayman Islands other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.




                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]


                        Suntech Power Holdings Co., Ltd.
                             Underwriting Agreement

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

                                    Very truly yours,


                                    SUNTECH POWER HOLDINGS CO., LTD.



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    DR. ZHENGRONG SHI



                                    --------------------------------------------



                                    --------------------------------------------
                                    Name:
                                    Title:
                                          Attorney-in-fact for and on behalf of
                                          the Selling Shareholders



The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC



By:
     -------------------------------------
     Name:
     Title:








                    SIGNATURE PAGE TO UNDERWRITING AGREEMENT

MORGAN STANLEY & CO., INTERNATIONAL LIMITED



By:
   ------------------------------------
   Name:
   Title:

Acting severally on behalf of themselves and the several Underwriters named in
     Schedule B attached hereto.




                    SIGNATURE PAGE TO UNDERWRITING AGREEMENT

                                   SCHEDULE A

                              SELLING SHAREHOLDERS


                                                                                 NUMBER OF
                                                               NUMBER OF         OPTIONAL
                                                               FIRM ADSs           ADSs
                SELLING SHAREHOLDER                           TO BE SOLD        TO BE SOLD
                -------------------                          -------------     -------------
Dr Zhengrong Shi/D&M Technologies Limited ..............           363,655         1,136,345
Million Power Finance Ltd. .............................           350,000                --
Win Mark Finance Limited ...............................           350,000                --
Xianfeng Yin ...........................................           196,000                --
DragonTech Energy Investment Limited ...................         1,100,000                --
Actis China Investment Holdings No. 4 Ltd. .............         1,083,345                --
Financiere Natexis Singapore 3 Pte. Ltd. ...............           494,000                --
Bestmanage Consultants Ltd. ............................         1,083,000                --
Prax Capital Fund 1, LP ................................           800,000                --
Financiere 1 Ltd. ......................................           317,000                --
Financiere 2 Ltd. ......................................           143,000                --
                                                             -------------     -------------

Total ..................................................         6,380,000         1,136,345
                                                             =============     =============



                                      S-A-1

                                   SCHEDULE B

                                  UNDERWRITERS



                                                                       NUMBER OF
                                                                       FIRM ADSs
                  UNDERWRITER                                       TO BE PURCHASED
                  -----------                                       ---------------
Credit Suisse First Boston LLC..................................
Morgan Stanley & Co. International Limited......................
SG Cowen & Co., LLC.............................................
CLSA Limited ...................................................

                                                                       ------------
                           Total................................         26,380,000
                                                                       ============



                                      S-B-1

                                   SCHEDULE C

                 LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP




DIRECTORS AND EXECUTIVE OFFICERS:

Zhengrong Shi
Jason E. Maynard
Weiguo Zhang
Jingjia Ji
Amy Yi Zhang
Graham Artes
Stuart R. Wenham
Yichuan Wang
Zhi Zhong Qiu

SELLING SHAREHOLDERS:

D&M Technologies Limited
Million Power Finance Ltd.
Win Mark Finance Limited
Xianfeng Yin
DragonTech Energy Investment Limited
Actis China Investment Holdings No. 4 Ltd.
Financiere Natexis Singapore 3 Pte. Ltd
Bestmanage Consultants Ltd.
Prax Capital Fund 1, LP
Financiere 1 Ltd.
Financiere 2 Ltd.

NON-SELLING SHAREHOLDERS:

Tiptop Bright Limited
Ching Fong
Goldman Sachs (Asia) Finance




                                      S-C-1

                                   SCHEDULE D

                   GENERAL USE ISSUER FREE WRITING PROSPECTUS



1. The pricing supplement as set forth below (the "PRICING SHEET").

                             [INSERT PRICING SHEET]





                                      S-D-1

                                   SCHEDULE E

                  LIMITED USE ISSUER FREE WRITING PROSPECTUSES




         1. The electronic roadshow recording relating to the Offered ADSs posted on the Company's website at www.suntech-power.com and on the website www.netroadshow.com.



                                      S-E-1

                                   SCHEDULE F

                           LIST OF MATERIAL CONTRACTS


o Share Purchase Agreement, dated as of April 29, 2005, among Power Solar System Co., Ltd., Zhengrong Shi, Power Solar System Pty. Ltd., Eucken Capital Limited, Wuxi Suntech Power Co., Ltd., Goldman Sachs (Asia) Finance, DragonTech Energy Investment Limited, Actis China Investment Holdings No. 4 Ltd., Financiere Natexis Singapore 3 Pte. Ltd., Bestmanage Consultants Ltd., Prax Capital Fund 1, LP.

o Sale and Purchase Agreement in relation to the entire issued share capital of Power Solar System Co., Ltd. dated as of August 29, 2005 among the Company and other parties therein

o Agreement for the Transfer and Assumption of Obligations under the Share Purchase Agreement and the Right of first Refusal and Co-Sale Agreement dates as of August 29, 2005 among the Company and other parties therein

o Long-term Loan Agreement between Wuxi Suntech Solar Power Company Limited and Industrial and Commercial Bank of China, Wuxi Branch dated March 31, 2005.

o RMB Loan Agreement (Short-term) between Wuxi Suntech Solar Power Company Limited and Bank of China, New & Hi-tech Industrial Development Zone Wuxi Branch dated April 30, 2005.

o Foreign Currency Loan Agreement between Wuxi Suntech Solar Power Company Limited and Bank of China, New & Hi-tech Industrial Development Zone Wuxi Branch dated January 31, 2005.



                                      S-F-1

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT



CREDIT SUISSE FIRST BOSTON LLC
Eleven Madison Avenue
New York, NY 10010-3629
U.S.A.

and

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

As Representatives of the several Underwriters named in Schedule B attached to the Underwriting Agreement


                                                                    [DATE], 2005

Ladies and Gentlemen:

         This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "UNDERWRITING AGREEMENT") to be entered into by Suntech Power Holdings Co., Ltd. (the "COMPANY") and you, as Representatives of the several Underwriters named therein, with respect to the public offering (the "OFFERING") of American depositary shares (the "ADSs"), each representing one ordinary share, par value US$0.01 per share, of the Company (the "ORDINARY SHARES").

         In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that during the Lock-Up Period (as described below) not to
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or enter into a transaction which would have the same effect or (ii) enter into any swap, hedge, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such aforementioned transaction is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise or (iii) publicly disclose the intention to make any such offer, sale, pledge, or disposition, or enter into any such transaction, swap, hedge, or other arrangement, without, in each case as mentioned in (i), (ii) and (iii) above, the prior written consent of the Representatives, except (A) the Ordinary Shares in the form of ADSs to be sold by the Selling Shareholder hereunder or (B) the automatic conversion of the Series A Preferred Shares upon the consummation of a qualified initial public offering. The initial Lock-Up Period will commence on the date of the final Prospectus covering the Offering (the "PROSPECTUS") and will continue and include the date 180 days after the date of the Prospectus or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

         This Lock-up Agreement shall automatically terminate if the Underwriting Agreement is not executed on or prior to January 31, 2006.



                                    Very truly yours,



                                    ------------------------
                                    (Name)



                                    ------------------------
                                    (Address)

                                    EXHIBIT B

                             FORM OF COMFORT LETTER

         (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC;

         (ii) they have performed the procedures specified by the PCAOB for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited consolidated financial statements included in the Registration Statement;

         (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                  (A) any material modifications should be made to the unaudited consolidated financial statements included in the Registration Statement for them to be in conformity with accounting principles generally accepted in the United States of America;

                  (B) the audited consolidated financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC;

                  (C) at [November 30], 2005, there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or increase in shareholders' deficit of the consolidated companies as compared with amounts shown in the September 30, 2005, unaudited consolidated balance sheet included in the Registration Statement;

                  (D) for the period from October 1, 2005 to [November 30, 2005], there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes increases, or decreases that the Registration Statement discloses have occurred or may occur;

                  (E) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock, increase in long-term debt or any decrease in consolidated net current assets or increase in shareholders' deficit of the consolidated companies as compared with amounts shown on the September 30, 2005 unaudited consolidated balance sheet included in the Registration Statement; or

                  (F)      for the period from October 1, 2005 to December
                           [ o ], 2005, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income. On the basis of certain inquires and their reading of minutes, nothing came to their attention that caused them to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decrease that the Registration Statement discloses have occurred or may occur.

                  (G) they have read certain items in the Registration Statement and any issuer free writing prospectus filed by the Company with the SEC as part of the Registration Statement, and have performed the procedures with respect to the symbols as listed in the attachment to the comfort letter.

                                    EXHIBIT C

                FORM OF LEGAL OPINION FOR U.S. COUNSEL TO COMPANY



         (i) The Underwriting Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York.

         (ii) The Deposit Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         (iii) Upon due execution and delivery by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the terms of the Deposit Agreement and payment therefor in accordance with the terms of the Underwriting Agreement, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

         (iv) The execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company do not, and the deposit of the Ordinary Shares with the Depositary by the Company against issuance of the ADRs evidencing the ADSs and the sale of ADSs by the Company to you and other underwriters pursuant to the Underwriting Agreement do not:

                  (a) result in the breach of or default under any of the Material Agreements that are expressly governed by New York law; or

                  (b) violate any United States federal or New York statute, rule or regulation applicable to the Company; or


                  (c) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

         (v) The F-1 Registration Statement and the F-6 Registration Statement have become effective under the Act. To the best of such counsel's knowledge, no stop order suspending the effectiveness of the F-1 Registration Statement and the F-6 Registration Statement has been issued under the Act and no proceedings have been initiated by the Commission for the issuance of such stop order. Any required filing of the Prospectus pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Act.

         (vi) Except as set forth in paragraph (viii), which matters are not addressed in this paragraph 6, the F-1 Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date appeared on their face to be appropriately responsive in all material respects to the requirements for a registration statement on Form F-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data, included in, or omitted from, the F-1 Registration Statement or the Prospectus; and the F-6 Registration Statement, as of the date it became effective, appeared on its face to be appropriately responsive in all material respects to the requirements for a registration statement on Form F-6 under the Act and the rules and regulations of the Commission thereunder. For purposes of this paragraph, such counsel has assumed that the statements made in the F-1 Registration Statement, the F-6 Registration Statement and the Prospectus are correct and complete.

         (vii) The statements in the Prospectus under the caption "Description of American Depositary Shares," insofar as they purport to constitute a summary of the terms of the ADSs and to describe or summarize certain provisions of the Deposit Agreement, and under the caption "Shares Eligible for Future Sale," insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

         (viii) To the best of such counsel's knowledge, there are no contracts or documents of a character required to be described in the F-1 Registration Statement or the Prospectus or to be filed as exhibits to the F-1 Registration Statement that are not described or filed.

         (ix) The Company is not, and immediately after giving effect to the sale of the Ordinary Shares represented by ADSs in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption "Use of Proceeds," will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (x) Pursuant to Section 20 of the Underwriting Agreement and Sections
7.6 and 7.8 of the Deposit Agreement, under the laws of the State of New York the Company has validly (i) chosen New York law to govern its rights and duties under the Underwriting Agreement and the Deposit Agreement, (ii) submitted to the personal jurisdiction of the state or federal courts located in The City of New York in connection with any action or proceeding arising out of or related to the Underwriting Agreement or the Deposit Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court with respect to the Underwriting Agreement and (iv) appointed CT Corporation System as its initial authorized agent for the purpose described in
Section 20 of the Underwriting Agreement and Section 7.8 of the Deposit Agreement. Service of process in the manner described in Section 20 of the Underwriting Agreement and Section 7.8 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of or related to the Underwriting Agreement or the Deposit Agreement in any such court.

         (xi) Upon indication by book entry that the ADSs have been credited to a securities account maintained by the Representatives at the Depository Trust Company ("DTC") and payment therefor in accordance with the Underwriting Agreement, the Representatives will acquire a securities entitlement on behalf of the several Underwriters with respect to the ADSs and, under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the "NY UCC"), an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Representatives.

         In addition, such counsel shall state that, in the course of acting as counsel to the Company and the Selling Shareholders in connection with the preparation by the Company of the Registration Statements, the Preliminary Prospectus (as defined in such counsel's opinion), the Pricing Information Annex (as defined in such counsel's opinion) and the Prospectus, such counsel reviewed the Registration Statements, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, the Underwriters, and the Underwriters' and the Selling Shareholders' counsels, during which conferences and conversations the contents of the Registration Statements, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus, and related matters were discussed. Such counsel also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters. Based on such counsel's participation, review and reliance as described above, such counsel advises that no facts came to its attention that caused such counsel to believe that either of the Registration Statements, at the time they became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or the Preliminary Prospectus as of [the Specified Time], when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or the Prospectus, as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statements, the Preliminary Prospectus, the Pricing Information Annex or the Prospectus.

                                    EXHIBIT D

           FORM OF LEGAL OPINION FOR CAYMAN ISLANDS COUNSEL TO COMPANY


         (i) The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands, with full corporate power and authority to own its property and assets and to carry on its business in accordance with the Company's Memorandum and Articles of Association and as described in the General Disclosure Package as of the Applicable Time, and to execute, deliver and perform its obligations under this Agreement, the Deposit Agreement and the Registration Statements.

         (ii) The Company is in good standing with the Registrar of Companies in the Cayman Islands.

         (iii) The Company has the authorized and issued share capital as set forth under the caption "Actual" in the Section headed "Capitalization" in the General Disclosure Package as of the Applicable Time, and, immediately after (A) the automatic conversion of all of the Company's outstanding Series A Preferred Shares as described therein and (B) the issuance and sale of the Firm ADSs, the Company will have the authorized and issued share capital as set forth under the caption "Pro Forma" therein. All of the issued share capital of the Company (including the Ordinary Shares (i) issued and delivered in accordance with the terms of this Agreement and the Deposit Agreement (together, the "AGREEMENTS") and (ii) resulting from the automatic conversion of Series A Preferred Shares as described in the General Disclosure Package as of the Applicable Time) have been or will be duly and validly authorized and issued, as fully paid and non-assessable, conform with the laws of the Cayman Islands, following conversion are free from any restriction on voting or transfer under the laws of the Cayman Islands and the Company's Memorandum and Articles of Association, are not subject to any pre-emptive or similar rights under Cayman Islands law or the Company's Memorandum and Articles of Association, conform to the description thereof contained in the General Disclosure Package as of the Applicable Time and will be registered in the Company's register of members. When allotted, issued and paid for and registered in the register of members (shareholders), shares are considered to be legally issued and allotted, fully paid and non-assessable.

         (iv) The execution and delivery of each Agreement by the Company and the performance of its obligations thereunder, the Registration Statements, the issuance and sale of the Ordinary Shares and the filing of the Registration Statements, the General Disclosure Package as of the Applicable Time and the Prospectus have been duly authorized and approved by all necessary corporate action of the Company, and the execution and delivery of each Agreement by the Company and the performance of its obligations thereunder do not violate, conflict with or result in a breach of any of the terms or provisions of the Company's Memorandum and Articles of Association or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in the Cayman Islands.

         (v) Each Agreement has been duly executed and delivered for and on behalf of the Company and constitute legal, valid and binding obligations of the Company enforceable in the Cayman Islands in accordance with its terms except and in so far as such enforcement may be limited as hereinafter set forth.

         (vi) The Registration Statements have been duly executed by and on behalf of the Company.

         (vii) No authorizations, consents, orders, permissions or approvals are required from any governmental or judicial authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority, judicial or regulatory body is required in connection with:

                  (1) the execution and delivery of this Agreement and the Deposit Agreement;

                  (2) the performance of any obligation under this Agreement and the Deposit Agreement; and

                  (3) the payment of any amount under this Agreement and the Deposit Agreement.

         (viii) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any Agreement that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands.

         (ix) The statements in the General Disclosure Package as of the Applicable Time under "Risk Factors", "Dividend Policy", "Management's Discussion and Analysis of Financial and Results of Operations", "Enforceability of Civil Liabilities", "Description of Share Capital" and "Taxation - Cayman Islands Taxation" and the statements in the Registration Statement under Item 6, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the Cayman Islands, fairly present the information and summarize the matters referred to therein.

         (x) No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands, or which under the present laws of the Cayman Islands could in the future become imposed, in respect of:

                  (1) the execution or delivery of this Agreement and the Deposit Agreement or the performance by any of the parties of their respective obligations or enforcement of this Agreement or the Deposit Agreement unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement) in which case stamp duty of CI$2.00 (US$2.44) for each of this Agreement and the Deposit Agreement will be payable; or

                  (2) the issuance and sale of the Ordinary Shares by the Company pursuant to the terms of this Agreement; or

                  (3) the entering of the Custodian as the registered holder of the Ordinary Shares; or

                  (4) the issue to and deposit with the Custodian on behalf of the Depositary of the Shares against the issuance of ADSs for the account of the Underwriters; or

                  (5) the sale and delivery outside of the Cayman Islands by the Underwriters of the Offered ADSs to the initial purchasers thereof.

         (xi) There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands government or any taxing authority thereof on or by virtue of:

                  (1) the execution, delivery, performance or enforcement of each Agreement;

                  (2) any payment of any nature to be made by the Company under each Agreement;

                  (3) the issuance and sale of the Ordinary Shares by the Company; or

                  (4) the payment of dividends and other distributions declared and payable on the Ordinary Shares, and the payment of such dividends and other distributions by the Depository or its nominee to holders of Offered ADSs pursuant to the Deposit Agreement.

         (xii) The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

         (xiii) The Company can sue and be sued in its own name under the laws of the Cayman Islands. The choice of the laws of New York to govern each Agreement will be upheld as a valid choice of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choice of law in a suit on any of the Agreements brought in the courts of the Cayman Islands, assuming it is so pleaded. An action against the Company in the Cayman Islands under any of the Agreements could be instituted in the Grand Court, which has jurisdiction over the Company, without first having to obtain a judgment in respect of the Agreements in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgment expressed as an order to pay such currency or its Cayman Islands dollar equivalent at the time of payment or enforcement of the judgment.

         (xiv) The submission to the jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan in The City of New York, the appointment of CT Corporation System to accept service of process in such jurisdiction and the waiver by the Company of any objection to the venue of a proceeding in a New York court, pursuant to the Agreements, is legal, valid and binding on the Company.

         (xv) No approvals are currently required from any governmental department, agency or other authority in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Ordinary Shares, including the Depositary.

         (xvi) Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to any of the Agreements without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Cayman Islands court may stay enforcement until such appeal has been heard.

         (xvii) Based solely on such counsel's inspection of the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands from the date of incorporation of the Company, there were no actions or petitions pending against the Company in the courts of the Cayman Islands as at close of business in the Cayman Islands on [ o ], 2005. A search at the Companies Registry in the Cayman Islands would not reveal any order or resolution for the winding up of the Company because under Cayman Islands law the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which such counsel has made at the Grand Court of the Cayman Islands have revealed no record of the presentation of any winding up petition in respect of the Company. Such counsel assumes that there has been no change in this position since the date on which the enquiries were made.

         (xviii) There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

         (xix) The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Agreements, and the Company is subject to civil and commercial law with respect to its obligations under this Agreement and the Deposit Agreement, which obligations constitute private and commercial acts rather than governmental or public acts.

         (xx) So far as the law of the Cayman Islands is concerned, each Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, subject in so far as such enforcement may be limited as more particularly set forth below.

         (xxi) Such counsel has reviewed the register of members of the Company. As of the date hereof there are no entries or notations indicating any third party interests, including any security interest, on the register of members of the Company.

         (xxii) The Underwriters will not be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Cayman Islands or in violation of any law thereof solely by reason of the negotiation, preparation, execution or delivery of this Agreement or the entering into of, the exercise of their rights, the performance of their obligations under or the enforcement of this Agreement.

         (xxiii) The Underwriters will not be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of the Agreements.

         (xxiv) The summaries of the Memorandum and Articles of Association of the Company and of relevant Cayman Islands company law contained in the General Disclosure Package as of the Applicable Time are true, accurate and complete in the context in which they appear.

         (xxv) The form of certificate used to evidence the Ordinary Shares complies in all material respects with applicable statutory requirements of the Cayman Islands and the Company's Memorandum and Articles of Association.

         (xxvi) There are no restrictions under Cayman Islands law which would prevent the Company from paying dividends to shareholders in U.S. Dollars or any other currency, nor is it necessary under the laws of the Cayman Islands that any of the Agreements or any document relating thereto be registered or recorded in any public office or elsewhere in the Cayman Islands in order for the Company to pay dividends to shareholders in U.S. Dollars or any other currency.

                                    EXHIBIT E

                FORM OF LEGAL OPINION FOR BVI COUNSEL TO COMPANY


         (i) Suntech BVI is an exempted company duly incorporated, validly existing and in good standing under British Virgin Islands laws.

         (ii) Suntech BVI has full corporate power and authority to own its property and assets and to carry on its business in accordance with its Memorandum and Articles of Association and to execute and deliver the Relevant Contracts and to perform its obligations under the Relevant Contracts.

         (iii) Suntech BVI has the authorized and issued share capital as set forth in the Relevant Contracts. All of the issued share capital of Suntech BVI have been duly authorized and validly issued, are fully paid and non-assessable, are registered in Suntech BVI's register of members as fully paid, and are not subject to any pre-emptive or similar rights or transfer restrictions or liens under British Virgin Islands law or the Memorandum and Articles of Association. When allotted, issued and paid for and registered in the register of members as fully-paid, shares are considered to be legally issued and allotted, fully paid and non-assessable.

         (iv) The Relevant Contracts have been duly authorized and executed and, when delivered by Suntech BVI and its shareholders, will constitute the legal, valid and binding obligations of Suntech BVI and its shareholders, respectively, enforceable in accordance with their respective terms.

         (v) So far as the British Virgin Islands law is concerned, the Relevant Contracts are each in proper form under British Virgin Islands laws for the enforcement thereof against Suntech BVI and/or the shareholders, respectively.

         (vi) The execution, delivery and performance of the Relevant Contracts and the consummation of the transactions contemplated under the Relevant Contracts, and the compliance by Suntech BVI with the terms and provisions thereof do not (i) contravene any law, public rule or regulation of the British Virgin Islands applicable to Suntech BVI and/or its shareholders; or (ii) contravene the Memorandum and Articles of Association of Suntech BVI.

         (vii) Neither the execution, delivery or performance of any of the Relevant Contracts nor the consummation or performance of any of the transactions contemplated thereby by Suntech BVI and/or its shareholders requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any British Virgin Islands governmental or judicial authority or agency.

         (viii) Based solely on such counsel's inspection of the High Court Registry from the date of incorporation of Suntech BVI there were no actions or petitions pending against Suntech BVI in the High Court of the British Virgin Islands as at close of business in the British Virgin Islands on [ ] December 2005.

         (ix) On the basis of such counsel's searches conducted at the Registry of Corporate Affairs and at the High Court Registry, no currently valid order or resolution for the winding-up of Suntech BVI and no current notice of appointment of a receiver over Suntech BVI, or any of its assets, appears on the records maintained in respect of Suntech BVI. It should however be noted that it is not a requirement that notice of appointment of a receiver be registered with the Registry of Corporate Affairs or the High Court Registry or any other public body in the British Virgin Islands.

                                    EXHIBIT F

                FORM OF LEGAL OPINION FOR PRC COUNSEL TO COMPANY


         (i) Wuxi Suntech Power Co., Ltd. ("SUNTECH CHINA") has been duly organized and is validly existing as a wholly-foreign owned enterprise with limited liability, with full legal person status and in good standing under the Laws of the PRC and its business license is in full force and effect; Suntech China has been duly qualified as a foreign invested enterprise; 100% of the equity interest of Suntech is owned directly or beneficially by Power Solar System Co., Ltd. ("POWER SOLAR"), an exempted company incorporated in British Virgin Island, whose 100% equity interest is directly owned by the Company. To the best of such counsel's knowledge after due inquiry, such equity interest is free and clear of all liens, encumbrances, equities or claims; the Articles of Association of Suntech China dated June 1st, 2005, the business license and other constituent documents of Suntech China comply with the requirements of applicable PRC law and are in full force and effect.

         (ii) Suntech China has full legal right, power and authority (corporate and other) to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the General Disclosure Package as of the Applicable Time and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or uses or leases properties, conducts any business or in which such qualification is required. Except as disclosed in the General Disclosure Package as of the Applicable Time, Suntech China has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings (collectively, "Governmental Authorizations") with any governmental or regulatory agency or any court in the PRC ("Governmental Agencies") to own, lease, license and use its properties, assets and conduct its business in the manner described in the General Disclosure Package as of the Applicable Time and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in the General Disclosure Package as of the Applicable Time. Except as described in the General Disclosure Package as of the Applicable Time, Suntech China has no reason to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits. Further, Suntech is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

         (iii) The entering into, and the consummation of the transactions contemplated in the relevant documents in connection with the restructuring as described in the Registration Statement and the General Disclosure Package as of the Applicable Time constitute legal, valid and binding obligations of all the parties therein, enforceable against all the parties therein, in accordance with their terms; all necessary steps for transactions contemplated in the restructuring documents have being taken and all consents required from respective parties have been obtained and are in full force and effect; all governmental approvals, consents, registrations, filings and all necessary steps required in the PRC for the transactions contemplated in the restructuring documents have been obtained, made and taken and are in full force and effect.

         (iv) All of the equity interests in Suntech China have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned by the Company through Power Solar, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims; Suntech China has obtained all approvals, authorizations, consents and orders, and has made all filings, which are required under PRC law and regulations for the ownership interest by the Company of its equity interest in Suntech China through Power Solar; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in Suntech China.

         (v) The application of the net proceeds to be received by the Company from the Offering as contemplated by the General Disclosure Package as of the Applicable Time, will not contravene any provision of applicable PRC law, rule or regulation, or the Articles of Association, other constitutive documents or the business license or other constitutive documents of Suntech China or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon Suntech China, or any judgment, order or decree of any Governmental Agency in the PRC.

         (vi) Suntech China has valid title to all of its properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions; each lease agreement to which Suntech China is a party is legally executed; the leasehold interests of Suntech China are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their respective terms under PRC law; and, to the best of such counsel's knowledge, neither the Company nor Suntech China owns, operates, manages or has any other right or interest in any other material real property of any kind, except as described in the General Disclosure Package as of the Applicable Time.

         (vii) There are no outstanding guarantees or contingent payment obligations of Suntech China in respect of indebtedness of third parties except as disclosed in the General Disclosure Package as of the Applicable Time.

         (viii) To the best of such counsel's knowledge, neither Suntech China, the Company nor any of its subsidiaries is in breach or violation of or in default, as the case may be, under (A) its Articles of Association, business licenses or any other constituent documents, (B) any material obligation, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness governed by PRC laws, (C) any material obligation, license, lease, contract or other agreement or instrument governed by PRC laws to which the Company or any of the subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (D) any law, regulation or rule of the PRC, or any decree, judgment or order of any court in the PRC, applicable to the Company or any of the subsidiaries (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under).

         (ix) There are no legal, governmental, administrative or arbitrative proceedings before any court of the PRC or before or by any Governmental Agency pending or, to the best of such counsel's knowledge, threatened against, or involving the properties or business of, the Company or Suntech China or to which any of the properties of the Company or Suntech China is subject which will have a Material Adverse Effect.

         (x) Except as disclosed in the Registration Statement, the General Disclosure Package as of the Applicable Time and the Prospectus, all dividends and other distributions declared and payable on the Company's equity interest in Suntech China in Renminbi may under the current laws and regulations of PRC be payable in foreign currency and may be freely transferred out of the PRC, and all such dividends will not be subject to withholding or other taxes under the laws and regulations of PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC and may be paid without the necessity of obtaining any Government Authorization from any Governmental Agency in the PRC.

         (xi) All matters of PRC law and practice relating to the Company, Suntech China and their respective businesses and other statements with respect to or involving PRC law set forth in the General Disclosure Package as of the Applicable Time are correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

         (xii) Each of the material contracts listed in Schedule F attached to the Underwriting Agreement (the "MATERIAL CONTRACTS") has been duly authorized, executed and delivered by Suntech China, to the extent applicable, has taken all necessary corporate actions to authorize the performance thereof; Suntech China had the corporate power and capacity to enter into and to perform its obligations under such Material Contract; each of the Material Contracts to which the Company or Suntech China is a party constitutes a legal, valid and binding obligation of the Company or Suntech China, as the case may be, enforceable against the Company or Suntech China, as the case may be, in accordance with its terms; if applicable, such Material Contract has been properly transferred, amended or assigned such that the Company is the obligor and beneficiary under such Material Contract; such transfers, amendments or assignments were duly authorized, executed and delivered by the parties to the applicable Material Contract; all Governmental Authorizations required in the PRC for such transfers, amendments and assignments, if applicable, have been obtained and are in full force and effect; and all necessary steps for such transfers and assignments have been taken and all consents required from all counter parties to such contracts have been obtained and are in full force and effect.

         (xiii) Suntech China owns or otherwise has the legal right to use, or can acquire on reasonable terms, trademarks, service marks and trade names currently employed by it in connection with the business currently operated by it; except as described in the General Disclosure Package as of the Applicable Time, to the best of such counsel's knowledge after due inquiry, Suntech China has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect;

         (xiv) The sections in the General Disclosure Package as of the Applicable Time that describe the patent rights, inventions, trade secrets, trademarks, service marks or other proprietary information or materials of the Company or its subsidiaries in the PRC (the "PRC INTELLECTUAL PROPERTY"), to the extent that they constitute matters of law, summaries of legal matters or legal proceedings, or legal conclusions, have been reviewed by such counsel and are accurate and complete statements or summaries of the matters therein set forth, fairly represent the matters disclosed therein and do not omit to state a material fact or facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (xv) To the best of such counsel's knowledge after due inquiry, the patents described in General Disclosure Package as of the Applicable Time (the "PATENTS") include all issued patents and pending patent applications owned by Suntech China; Suntech China is the exclusive owner of all right, title and interest in and to the Patents, and Suntech China has a valid right to use the Patents as currently used or as currently contemplated to be used by Suntech China, in each case, as described in the General Disclosure Package as of the Applicable Time, and nothing would preclude the Company or Suntech China from having valid license rights or clear title to such Patents; and each such pending patent is being diligently prosecuted by Suntech China; the Patents have been duly maintained and are in full force and in effect; and none of the Patents has been adjudged invalid or unenforceable in whole or in part.

         (xvi) To the best of such counsel's knowledge after due inquiry, there is no existing PRC patent that would invalidate (A) the claims of any Patent held by the Company or Suntech China or (B) any pending patent if claims of such pending patent was issued in substantially the same form as currently written; and such counsel is not aware of any material fact with respect to the patent applications of the Company or Suntech China presently on file that (A) would preclude the issuance of patents with respect to such applications, or (B) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

         (xvii) The Company or Suntech China has a valid right to use the Intellectual Property Rights currently used or as currently contemplated to be used by the Company or Suntech China, in each case, as described in the General Disclosure Package as of the Applicable Time; all such Intellectual Property Rights have been properly licensed or assigned to the Company or Suntech China, which assignments are either recorded in and proclaimed by the State Intellectual Property Office of the People's Republic of China and/or other relevant PRC intellectual property administrative authority (collectively, the "PRC INTELLECTUAL PROPERTY AUTHORITY") or have been submitted for recording in the PRC Intellectual Property Authority, and each of the Company or Suntech China does not lack the ability or will be unable to obtain any rights or licenses to use all such Intellectual Property Rights; to the extent that an Intellectual Property Right was acquired by the Company or Suntech China pursuant to an assignment, such assignment is valid, binding and enforceable, and all PRC governmental approvals in respect of such assignment have been obtained and are in full force and effect, and such counsel has no reason to believe that such assignment is invalid; the Intellectual Property rights have been duly maintained and are in full force and in effect; none of the Intellectual Property Rights has been adjudged invalid or unenforceable in whole or in part, and such counsel is not aware of any facts which form a basis for a finding of unenforceability or invalidity of any of the Intellectual Property Rights.

         (xviii) To the best of such counsel's knowledge after due inquiry, no person or entity is engaging in any activity that infringes, misappropriates or violates the Intellectual Property Rights of the Company or Suntech China.

         (xix) To the best of such counsel's knowledge after due inquiry, neither the Company nor Suntech China is infringing, misappropriating or violating any Intellectual Property Right of any third party in the PRC; and no Intellectual Property Right is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property Right that would impair the validity or enforceability of such Intellectual Property Right.

         (xx) No security interests or other liens have been created with respect to any of the Intellectual Property Rights.

         (xxi) To the best of such counsel's knowledge after due inquiry, no legal or government proceedings, actions or claims have been asserted or are pending or, to the best of such counsel's knowledge, threatened against the Company or Suntech China (A) based upon or challenging or seeking to deny or restrict the use by the Company or Suntech China of any of the Intellectual Property Rights, (B) alleging that any services provided by, processes used by, or products manufactured or sold by the Company or Suntech China infringe, misappropriate or violates any Intellectual Property Right of any third party,
(C) alleging that an assignment to the Company or Suntech China of any Intellectual Property Right is invalid, or (D) or that otherwise relate to the Intellectual Property Rights.

         (xxii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated herein and therein, and the conduct of the business and operations of the Company and its subsidiaries as described in the Registration Statement and in the General Disclosure Package as of the Applicable Time, including the issue and sale of the Ordinary Shares and the Offered ADSs under this Agreement and the Deposit Agreement, and the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Suntech China is a party or by which Suntech China is bound or to which any of the properties or assets of Suntech China is bound or to which any of the properties or assets of Suntech China is subject, (B) do not and will not result in any violation of the provisions of the Articles of Association, business licenses or any other constituent documents of Suntech China, (C) do not and will not result in any violation of any provision of PRC law or statute or any PRC regulation, and (D) do not and will not result in a violation of any order, rule or regulation of any governmental or regulatory agency or any court in the PRC.

         (xxiii) No Governmental Authorizations from any Governmental Agency is required for (A) the issue and sale of the Offered ADSs and the Ordinary Shares represented thereof at such Closing Date to be sold by the Company under this Agreement, (B) the deposit of the Ordinary Shares represented by the Offered ADSs with the Depositary or its nominee, and (C) the consummation by the Company and the Depositary of the transactions contemplated by this Agreement and the Deposit Agreement, as applicable.

         (xxiv) There are no reporting obligations under PRC law on non-PRC holders of the Offered ADSs or the Ordinary Shares.

         (xxv) As a matter of PRC law, no holder of the Offered ADSs or Ordinary Shares will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such Offered ADSs or Ordinary Shares. There are no limitations under PRC law on the rights of holders of the Offered ADSs or Ordinary Shares to hold, vote or transfer their securities nor any statutory pre-emptive rights or transfer restrictions applicable to the Ordinary Shares.

         (xxvi) The statements set forth in the General Disclosure Package as of the Applicable Time under the captions "Prospectus Summary," "Risk Factors," "Dividend policy," "Related Party Transactions," "Our Business," "Chinese Government Regulations," "Management," "Description of Share Capital," "Selected Consolidated Financial and Operating Data," "Enforcement of Civil Liabilities" and "Taxation,", insofar as such statements describe or summarize PRC legal or regulatory matters, or documents, agreements or proceedings governed by PRC law, are true and accurate, and fairly present or fairly summarize the PRC legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements did not contain and will not contain an untrue statement of a material fact, and did not omit and will not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

         (xxvii) The submission of the Company to the non-exclusive jurisdiction of the New York Courts, the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company not to plead an inconvenient forum, and the agreement of the Company that this Agreement and the Deposit Agreement be construed in accordance with and governed by the laws of the State of New York will be recognized by PRC courts; service of process effected in the manner set forth in this Agreement will be effective to confer jurisdiction over the subsidiaries, assets and property of the Company in the PRC, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement and the Deposit Agreement will be recognized by PRC courts, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC.

         (xxviii) The indemnification and contribution provisions set forth in this Agreement and the Deposit Agreement do not contravene the public policy or laws of the PRC, and insofar as matters of PRC law are concerned, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with the terms therein, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights; each of this Agreement and the Deposit Agreement is in proper legal form under PRC law for the enforcement thereof against the Company, subject to compliance with relevant civil procedural requirements; and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the Deposit Agreement in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

         (xxix) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, any of its subsidiaries, any Underwriter or the Depository to the PRC government or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, issuance, sale and delivery of the Offered ADSs and Ordinary Shares, (B) the deposit with the Depositary of Ordinary Shares by the Company pursuant to the Deposit Agreement against issuances of the Offered ADSs, (C) the sale and delivery by the Company of the Offered ADSs to or for the accounts of the Underwriters in the manner contemplated in this Agreement and the Deposit Agreement, (D) the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company, or (E) the sale and delivery by the Underwriters of the Offered ADSs to the initial purchasers thereof in the manner contemplated in the General Disclosure Package as of the Applicable Time.

         (xxx) The entry into, and performance or enforcement of this Agreement and the Deposit Agreement in accordance with its respective terms will not subject any of the Underwriters or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of this Agreement and the Deposit Agreement.

         (xxxi) The Depositary will not (absent negligence, bad faith or breach of contract and general principle of agency) be subject to any potential liability under PRC laws for taking any action contemplated in the Deposit Agreement.

         (xxxii) Under the laws of the PRC, none of the Company or its subsidiaries, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

         (xxxiii) Each of the Company and Suntech China is currently in compliance with all applicable PRC law and regulations, and the issuance, sale and delivery of the Offered ADSs by the Company as described in the General Disclosure Package as of the Applicable Time will not conflict with or result in a breach or violation of, the provisions of any applicable PRC law and the regulations.

         (xxxiv) Nothing has come to such counsel's attention that causes such counsel to believe that the General Disclosure Package as of the Applicable Time, the Registration Statement and the Prospectus (except for financial statements included in the General Disclosure Package as of the Applicable Time and the Prospectus, as to which such counsel need not express any belief), as of its date and as of the First Closing Date and any Optional Closing Date, contained or contains, as the case may be, any untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, Grandall Legal Group (Shanghai) may rely upon the opinion of Maples and Calder referred to in Section 9(e) as all matters governed by Cayman Islands laws and the opinion of Latham & Watkins LLP referred to in Section 9(d) as all matters governed by United States federal and New York State laws.

                                    EXHIBIT G

          FORM OF LEGAL OPINION FOR US COUNSEL TO SELLING SHAREHOLDERS



         (i) Each of the Custody Agreements and the Powers of Attorney has been duly executed and delivered by the Selling Shareholders in accordance with the laws of the State of New York.

         (ii) Such counsel has assumed, with the Representatives' consent, that
(A) each Selling Shareholder has the capacity, power and authority, as applicable, to execute, deliver and perform the Power of Attorney, the Custody Agreement and the Underwriting Agreement, (B) each Selling Shareholder, as applicable, has duly authorized the execution, delivery and performance of the Power of Attorney, the Custody Agreement, and the Underwriting Agreement, (C) each Selling Shareholder has duly executed and delivered the Power of Attorney and the Custody Agreement (other than with respect to the execution and delivery thereof under the laws of the State of New York), and (D) such execution, delivery and performance of the Power of Attorney, the Custody Agreement, and the Underwriting Agreement do not (i) breach any agreement or instrument to which the Selling Shareholder is a party or, (ii) except as expressly addressed in paragraph (iii) below, violate any law, rule or regulation applicable to such Selling Shareholder and require by or on behalf of such Selling Shareholder any consent, approval or authorization to be obtained from, or filing, registration or declaration to be made with, any governmental authority which has not been duly obtained or made. On the basis of such assumptions, each of the Powers of Attorney and the Custody Agreements constitutes a legally valid and binding obligation of such Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms; and the Underwriting Agreement has been duly executed and delivered by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders.

         (iii) The execution and delivery of the Custody Agreements and the Powers of Attorney by the Selling Shareholders do not, the execution and delivery of the Underwriting Agreement by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders do not, and the deposit of the Ordinary Shares with the Depositary by the Selling Shareholders against issuance of the ADRs evidencing the ADSs and the sale of the ADSs by the Selling Shareholders to the Representatives and the other underwriters pursuant to the Underwriting Agreement do not:

                  (a) violate any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder; or

                  (b) require any consents, approvals, or authorizations to be obtained by such Selling Shareholder from, or any registrations, declarations or filings to be made by such Selling Shareholder with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder on or prior to the date hereof that have not been obtained or made.


         (iv) Pursuant to Section 20 of the Underwriting Agreement, under the laws of the State of New York each of the Selling Shareholders has validly (i) chosen New York law to govern its rights and duties under the Underwriting Agreement, (ii) submitted to the personal jurisdiction of the state or federal courts located in The City of New York in connection with any action or proceeding arising out of or related to the Underwriting Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) appointed CT Corporation System as its initial authorized agent for the purpose described in Section 20 of the Underwriting Agreement. Service of process in the manner described in Section 20 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over such Selling Shareholder in connection with an action or proceeding arising out of or related to the Underwriting Agreement in any such court.

         (v) Upon indication by book entry that the ADSs have been credited to a securities account maintained by the Representatives at the Depository Trust Company ("DTC") and payment therefor in accordance with the Underwriting Agreement, the Representatives will acquire a securities entitlement on behalf of the several Underwriters with respect to the ADSs and, under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the "NY UCC"), an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Representatives.

                                    EXHIBIT H

           FORM OF LEGAL OPINION FOR AUSTRALIAN COUNSEL TO THE COMPANY


         (i) PSS is an Australian proprietary company limited by shares duly incorporated in the Commonwealth of Australia and is taken to be registered in the state of New South Wales with corporate power and authority to own its property and assets and to carry on its business in accordance with PSS's Constitution;

         (ii) PSS is in good standing and validly existing under the laws of the Commonwealth and possesses the capacity to sue and be sued in its own name;

         (iii) The statements set forth in the General Disclosure Package as of the Applicable Time under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations--Taxation," insofar as they purport to describe or summarize matters of Australian laws, referred to therein, are fair and accurate descriptions or summaries in all material respects;

         (iv) There are currently no taxes or other charges or levies or deductions payable, by withholding or otherwise, to the Australian government or any of its political subdivisions or any taxation authority thereof in respect of the payment of dividends and other distributions declared and payable on the ordinary shares of PSS or the Ordinary Shares of the Company, and the payment of such dividends and other distributions by the Depository or its nominee to holders of ADSs;

         (v) PSS is not currently subject to income, withholdings or other taxes, levies or charges payable to the Australian government or any of its political subdivisions or any taxation authority thereof with respect to the payment of dividends and other distributions declared, payable or paid to it by Suntech China;

         (vi) No approvals, consents, authorization or order of, or qualifications are currently required from Authority in order for PSS to pay dividends to its shareholders; and

         (vii) Except as disclosed in the General Disclosure Package at the Applicable Time, there are no restrictions or limitations under Australian law or laws of any of its political subdivisions which would prevent PSS from paying dividends to shareholders in U.S. Dollars or any other currency, nor is it necessary under Australian laws or laws of any of its political subdivisions that any document relating thereto be registered or recorded in any public office or elsewhere in Australia in order for PSS to pay dividends to its shareholders in U.S. Dollars or any other currency.

                                    EXHIBIT I

      FORM OF LEGAL OPINION FOR DELAWARE COUNSEL TO THE SELLING SHAREHOLDER


         1. The Selling Shareholder is a limited partnership and has been duly formed under the Delaware Limited Partnership Act, with limited partnership power and authority to enter into the Documents and perform its obligations thereunder. Based on certificates from public officials, we confirm that the Selling Shareholder is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Delaware.

         2. The execution, delivery and performance of the Underwriting Agreement, the Custody Agreement and the Power of Attorney (collectively, the "Documents") have been duly authorized by all necessary limited partnership action of the Selling Shareholder, and the Documents have been duly executed and delivered by the Selling Shareholder.

         3. Each of the Custody Agreement and the Power of Attorney constitutes a legally valid and binding obligation of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms.

         4. The execution and delivery of each of the Custody Agreement and the Power of Attorney, the execution and delivery of the Underwriting Agreement by an Attorney-in-Fact under the Power of Attorney on behalf of the Selling Shareholder do not, and the deposit of the Ordinary Shares with the Depositary by the Selling Shareholder against issuance of the American Depositary Receipt evidencing the ADSs and the sale of the ADSs by the Selling Shareholder to you and the other underwriters pursuant to the Underwriting Agreement on the date hereof do not:

                  (i) violate the provisions of the Governing Documents,

                  (ii) violate any federal or Delaware statute, rule, regulation applicable to the Selling Shareholder, or

                  (iii) require any consents, approvals, or authorizations to be obtained by the Selling Shareholder from, or any registrations, declarations or filings to be made by the Selling Shareholder with, any governmental authority, under any federal or Delaware statute, rule, regulation applicable to the Selling Shareholder that have not been obtained or made.

         5. With your consent, based solely on a review on [ o ], 2005 of the stock transfer records of Company furnished to us and a review of the certificates representing the Ordinary Shares to be sold by the Selling Shareholder pursuant to the Underwriting Agreement, the Selling Shareholder is the owner of record on that date in the share register of Company.

                                    EXHIBIT J

       FORM OF LEGAL OPINION FOR BVI COUNSEL TO THE SELLING SHAREHOLDERS

         (i) The Selling Shareholder is a limited liability company duly incorporated under the British Virgin Islands International Business Companies Act, 1984 (as amended), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

         (ii) The Selling Shareholder has full power and authority under its Memorandum and Articles of Association and the laws of the British Virgin Islands to enter into, execute, deliver and perform its obligations under the Underwriting Agreement and the Custody Agreement (the "TRANSACTION DOCUMENTS") and the Power of Attorney and to sell, transfer and deliver the Relevant Shares to the Underwriters free and clear of all liens, restrictions on transfers, encumbrances, security interests and claims whatsoever as contemplated by the Transaction Documents.

         (iii) The execution and delivery of the Transaction Documents and the Power of Attorney and the performance by the Selling Shareholder of its obligations thereunder does not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Selling Shareholder or any law, public rule or regulation applicable to the Selling Shareholder in the British Virgin Islands currently in force and does not conflict with or result in a breach or constitute a default under any existing rule, regulation, order or decree of any governmental authority or agency or official body of the British Virgin Islands.

         (iv) The execution, delivery and performance of the Transaction Documents and the Power of Attorney has been authorised by and on behalf of the Selling Shareholder.

         (v) Assuming the Power of Attorney has been delivered by a director of the Selling Shareholder [or [insert name of person] as the authorised signatory], and the Transaction Documents have been delivered by an Attorney-in-Fact (as hereinafter defined) under the relevant Power of Attorney, the Transaction Documents and the Power of Attorney have been duly executed and delivered on behalf of that Company and the Power of Attorney constitutes and the Transaction Documents will constitute the legal, valid and binding obligations of that Company enforceable in accordance with their terms.

         (vi) No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the British Virgin Islands in connection with: (i) the creation, execution or delivery of the Transaction Documents or the Power of Attorney by the Selling Shareholder; (ii) subject to the payment of the appropriate nominal stamp duty, enforcement of the Transaction Documents or the Power of Attorney against the Selling Shareholder; or (iii) the performance by the Selling Shareholder of its obligations under the Transaction Documents or the Power of Attorney.

         (vii) No taxes, fees or charges (other than nominal stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the British Virgin Islands under the laws of the British Virgin Islands in respect of: (i) the execution or delivery of the Transaction Documents or the Power of Attorney; (ii) the enforcement of the Transaction Documents or the Power of Attorney; (iii) the performance of the Transaction Documents or the Power of Attorney; and (iv) payments made under, or pursuant to, the Transaction Documents or the Power of Attorney.

         The British Virgin Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

         (viii) The courts of the British Virgin Islands will observe and give effect to the choice of New York law as the governing law of the Transaction Documents and the Power of Attorney. The submission by the Selling Shareholder to the non-exclusive jurisdiction of the federal and state courts in New York City and the waiver of any objection to venue in the Transaction Documents and the appointment of an agent to accept service of process in such jurisdiction are legal, valid and binding on the Selling Shareholder.

         (ix) The Power of Attorney has been duly executed by the Selling Shareholder and constitutes the person therein named as the duly appointed attorney of the Selling Shareholder (the "Attorney-in-Fact") with the powers and authorities therein specified and, in particular, permitting the Attorney-in-Fact to bind the Selling Shareholder named therein on the terms set out in the Power of Attorney.

         (x) Any final and conclusive monetary judgment obtained against the Selling Shareholder in the courts of New York in respect of the Agreements, for a definite sum, may be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that in respect of the foreign judgment: (i) the foreign court issuing the judgment had jurisdiction in the matter and the Selling Shareholder either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; (ii) the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Selling Shareholder; (iii) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court; (iv) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and (v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

         (xi) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Power of Attorney that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the British Virgin Islands.

         (xii) Such counsel's search at the Registry of Corporate Affairs did not reveal the existence of a Register of Mortgages, Charges and Other Encumbrances. A Register of Mortgages, Charges and Other Encumbrances may, however, be maintained at the Selling Shareholder's registered office without a copy necessarily being filed at the Registry of Corporate Affairs. [However, such counsel refers you to the registered agent's certificate (a copy of which is attached as Annex A) that states that the Selling Shareholder does not maintain a Register of Mortgages Charges and Other Encumbrances at the Selling Shareholder's Registered Office.] Or [Such counsel's search at the Registry of Corporate Affairs revealed the existence of a Register of Mortgages, Charges and Other Encumbrances a copy of which is attached as Annexure [C], showing details of a [legal mortgage/charge etc] over the [brief description of asset charged].

         (xiii) Neither the Selling Shareholder nor its assets is entitled to any immunity under the laws of the British Virgin Islands, whether characterised as sovereign immunity or otherwise, for any legal proceedings in the British Virgin Islands to enforce or collect upon the Transaction Documents or the Power of Attorney.

                                    EXHIBIT K

                              FORM OF LEGAL OPINION
                FOR SINGAPORE COUNSEL TO THE SELLING SHAREHOLDERS



         (i) The Selling Shareholder is a company duly incorporated and validly existing under the laws of Singapore. The company winding-up and the judicial management searches referred to in such counsel's opinion revealed no record of any order or resolution for the winding up of the Selling Shareholder or any notice of the appointment of a receiver, or judicial manager to the Selling Shareholder. It should be noted that the searches referred to such counsel's opinion are not capable of revealing whether or not a statutory demand has been made on the Selling Shareholder or a resolution of the Selling Shareholder has been passed to wind up the Selling Shareholder voluntarily. Further, it should be noted that such searches are not capable of revealing whether or not a winding-up petition has been presented. Notice of a winding-up order made, a resolution passed or a receiver or judicial manager appointed may not be filed with the relevant authorities immediately and there may be delay in the relevant notice appearing on the file of the company concerned. The composite litigation and writ of seizure and sale searches referred to in such counsel's opinion revealed no record of any legal proceedings before any court in Singapore against the Selling Shareholder and no record of a writ of seizure and sale being issued against the Selling Shareholder;

         (ii) the Selling Shareholder has the corporate power and authority to enter into and perform its obligations under the Underwriting Agreement, the Custodian Agreement and the Power of Attorney;

         (iii) the Selling Shareholder has taken all necessary corporate action to authorize the execution and delivery of the Underwriting Agreement, the Custodian Agreement and the Power of Attorney and the performance by the Selling Shareholder of its obligations thereunder;

         (iv) the execution, delivery and performance by the Selling Shareholder of the Underwriting Agreement, the Custodian Agreement and the Power of Attorney and the deposit of the Ordinary Shares with The Bank of New York Depositary as contemplated by the Deposit Agreement will not:

               (a) contravene any provisions of the memorandum of association or the articles of association of the Selling Shareholder; or

               (b) violate or contravene any provisions of any existing law or regulation of Singapore applicable to companies generally;

         (v) each of the Underwriting Agreement, the Custodian Agreement and the Power of Attorney has been duly executed and delivered by the Selling Shareholder under Singapore laws;

         (vi) the obligations of the Selling Shareholder contained in the Underwriting Agreement, the Custodian Agreement and the Power of Attorney constitute valid, legally binding and enforceable obligations under Singapore laws, to the extent that such laws apply thereto;

         (vii) no consent, approval, authorisation or order of, or qualification with, any governmental agency in Singapore is necessary under any Singapore law which is binding on the Selling Shareholder and which is applicable to companies generally in connection with the execution, delivery and performance of the Underwriting Agreement by the Selling Shareholder;

         (viii) the choice of the laws of the State of New York to govern the Underwriting Agreement, the Custodian Agreement and the Power of Attorney is a valid choice of laws and, in the event that an action were brought in Singapore on any of such documents and a Singapore court accepted jurisdiction in any such action, such court would apply New York laws as the law of the contract subject to proof of such laws, provided that (i) New York law would not be applied to the extent that it conflicts with Singapore public policy or mandatory rules of law and (ii) Singapore law as to matters of evidence and procedure would apply in any such action;

         (ix) it is not necessary that the Documents or any of them be stamped with any stamp or similar transaction tax of or in Singapore;

         (x) no stamp duties or similar transaction tax of or in Singapore is payable in respect of the deposit of the Ordinary Shares by the Company pursuant to the Custodian Agreement; and

         (xi) no stamp duties or similar transaction tax of or in Singapore is payable in respect of the sale of the ADSs by the Company to the Underwriters pursuant to the Underwriting Agreement.

                                    EXHIBIT L

                              FORM OF LEGAL OPINION
                FOR MAURITIUS COUNSEL TO THE SELLING SHAREHOLDERS

         1. The Selling Shareholder is duly incorporated and existing under the laws of Mauritius, and has full right, power and authority to execute and deliver the Underwriting Agreement and the power of attorney and Custody Agreement in connection with the offer and sale of the Offered ADSs contemplated in the Underwriting Agreement and to perform its obligations under such agreements.

         2. Each of this Underwriting Agreement and the Custody Agreement and the power of attorney executed by each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and constitutes valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general equitable principles (whether relief is sought in a proceeding at law or in equity) and except as enforceability of rights to indemnification and contribution thereunder may be limited by applicable law or public policy relating thereto.

         3. The execution, delivery and performance by and on behalf of each of the Selling Shareholders of the Underwriting Agreement, the Custody Agreement, the power of attorney, the sale of the ADSs and the deposit of the Ordinary Shares with the Depositary as contemplated by the Deposit Agreement do not and will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court in Mauritius having jurisdiction over the Selling Shareholder or any of its properties or (B) breach the charter or by-laws of any Selling Shareholder which is a corporation.

         4. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court in Mauritius is required to be obtained or made by any Selling Shareholder for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the sale of the Offered ADSs sold by the Selling Shareholder.

         5. The law chosen in each of the Underwriting Agreement, and the power of attorney and Custody Agreement in connection with the offer and sale of the Offered ADSs contemplated in the Underwriting Agreement that govern its interpretation would be upheld as a valid choice of law in any action on that document in the courts of Mauritius.

         6. No stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges in Mauritius are payable by or on behalf of the Underwriters or otherwise imposed on any payments made to the Underwriters in connection with (i) the deposit of Ordinary Shares by the Selling Shareholder with the Custodian on behalf of the Depositary against issuance of ADRs evidencing the ADSs or Additional ADSs, and (ii) the sale and delivery on behalf of the Selling Shareholder of such ADSs to or for the respective accounts of the Underwriters as set forth in the General Disclosure Package as of the Applicable Time and pursuant to the terms of the Underwriting Agreement; or any other transaction or payment contemplated by the Underwriting Agreement or the Deposit Agreement.

         7. The statements in the General Disclosure Package as of the Applicable Time under "Principal and Selling Shareholders" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, relating to the Selling Shareholder and governed by the laws of Mauritius, are true and accurate as of the date of this opinion.

         8. No fixed or floating charge has been created in Mauritius over any of the assets of the Selling Shareholder.

                                    EXHIBIT M

                              FORM OF LEGAL OPINION
               FOR NEW ZEALAND COUNSEL TO THE SELLING SHAREHOLDERS

         (i) The Selling Shareholder has the power to enter into, execute, and perform her obligations under, the Power of Attorney, the Underwriting Agreement and the Custody Agreement (the "Documents");

         (ii) the Selling Shareholder, or her attorney appointed under the Power of Attorney, has executed each Document in accordance with New Zealand law;

         (iii) the obligations expressed to be assumed by the Selling Shareholder under each Document constitute her valid, binding and enforceable obligations;

         (iv) the Selling Shareholder's entry into, execution of, and performance of her obligations under, the Documents do not conflict with any New Zealand law that is applicable to individuals generally;

         (v) no consent, licence, approval or authorisation of or with any New Zealand court or New Zealand governmental agency is required under New Zealand law in connection with the Selling Shareholder's entry into, execution of, or performance of her obligations under, the Documents;

         (vi) the choice of the law of the State of New York as the governing law of the Documents should be recognised and enforced in any proceedings taken in New Zealand in relation to the Documents; and

         (vii) a New Zealand court should give effect to the submission of the Selling Shareholder in each Document to the non-exclusive jurisdiction of the Federal and state courts of Borough of Manhattan in The City of New York.

                                    EXHIBIT N

               FORM OF LEGAL OPINION FOR COUNSEL TO THE DEPOSITARY


               (i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights and by general principles of equity.

               (ii) Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

               (iii) The legal entity for the issuance of ADRs filed a registration statement for the ADSs (the "ADR Registration Statement") on Form F-6 under the U.S. Securities Act of 1933, as amended (the "1933 Act"), and the staff of the U.S. Securities and Exchange Commission (the "Commission") has informed such counsel that the Commission declared the ADR Registration Statement effective and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the ADR Registration Statement or any part thereof or any amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the ADR Registration Statement, and any amendments thereto as of their respective effective dates, complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder.

         These opinions are based upon the assumptions that (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, (b) all the Shares are duly authorized, validly issued, fully paid and non-assessable and are registered or not required to be registered in accordance with the Securities Act of 1933, as amended, and
(c) all signatures on documents examined by such counsel are genuine. In giving these opinions, such counsel have also relied as to certain matters, without independent verification, on information obtained from public officials or officers of the Depositary.



                                      N-1